UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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The CATO Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 19, 2021

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders to be held at the Corporate Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273 on Thursday, May 20, 2021 at 11:00 A.M., Eastern Time.

The Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. The matters to be acted upon by our shareholders are set forth in the Notice of Annual Meeting of Shareholders and discussed in the Proxy Statement.

Whether or not you expect to attend our shareholders meeting, we urge you to vote your shares. You may vote by phone, via the Internet, or by signing, dating and returning the enclosed proxy card at your earliest convenience.

INTERNET – Access www.voteproxy.com and follow the on screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touchtone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL – Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON – You may vote your shares in person by attending the Annual Meeting.

We continue to monitor the coronavirus (COVID-19) pandemic and its potential effects on our Annual Meeting. We currently intend to hold the Annual Meeting in person while observing health and safety protocols, including socially distanced seating and a requirement that all attendees wear face coverings. In the event that alternative arrangements for our Annual Meeting become required or advisable, we will announce these arrangements as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our website at www.catofashions.com/info/investor-relations for updated information and check the website in advance of the meeting. Please retain your 16-digit control number, which can be found on your proxy card and on the instructions that accompanied your proxy materials, as this control number will be necessary to facilitate your remote participation if the meeting format is changed.

Sincerely yours,

JOHN P. D. CATO
Chairman, President and
Chief Executive Officer

8100 Denmark Road
P. O. Box 34216
Charlotte, NC 28234
(704) 554-8510

The Cato Corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 20, 2021

TO THE SHAREHOLDERS OF
THE CATO CORPORATION

Notice is hereby given that the Annual Meeting of Shareholders of The Cato Corporation (the “Company”) will be held on Thursday, May 20, 2021 at 11:00 A.M., Eastern Time, at the Corporate Office of the Company, 8100 Denmark Road, Charlotte, North Carolina 28273, for the following purposes:

1.	To elect as Directors of the Board John P.D. Cato, Thomas E. Meckley and Bailey W. Patrick, each for a term expiring in 2024 and until their successors are elected and qualified;

2.	To consider and vote upon a proposal to amend and restate The Cato Corporation 2013 Employee Stock Purchase Plan;

3.	To approve, on an advisory basis, the Company’s executive compensation;

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022.

5.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 22, 2021 as the record date for determination of shareholders entitled to notice of, and to vote, at the meeting or any adjournments thereof.

Although we intend to hold the Annual Meeting in person, we continue to monitor the coronavirus (COVID-19) pandemic and its potential effects on our Annual Meeting. In the event that alternative arrangements for our Annual Meeting become required or advisable, we will announce these arrangements as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our website at www.catofashions.com/info/investor-relations for updated information and check the website in advance of the meeting. Please retain your 16-digit control number, which can be found on your proxy card and on the instructions that accompanied your proxy materials, as this control number will be necessary to facilitate your remote participation if the meeting format is changed.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2021:

This Proxy Statement, the accompanying proxy card and The Cato Corporation Annual Report on Form
10-K for the 2020 fiscal year is available at:

www.catofashions.com/info/investor-relations

By Order of the Board of Directors

Christin J. Reische Assistant Secretary

Dated: April 19, 2021

SHAREHOLDERS ARE URGED TO SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE OR VOTE ONLINE OR TELEPHONICALLY TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

The Cato Corporation

8100 Denmark Road
Charlotte, North Carolina 28273

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Cato Corporation (the “Company”) for use at the Annual Meeting of Shareholders of the Company (the “meeting”) to be held on May 20, 2021, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April 19, 2021.

Only shareholders of record at the close of business on March 22, 2021 are entitled to notice of and to vote at the meeting. As of March 22, 2021, the Company had outstanding and entitled to vote 20,839,795 shares of Class A Common Stock (“Class A Stock”) and 1,763,652 shares of Class B Common Stock (“Class B Stock”). Holders of Class A Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share. Holders of Class A Stock and holders of Class B Stock vote as a single class.

In the event that alternative arrangements for the meeting become required or advisable, we will announce these arrangements as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our website at www.catofashions.com/info/investor-relations for updated information and check the website in advance of the meeting. Please retain your 16-digit control number, which can be found on your proxy card and on the instructions that accompanied your proxy materials, as this control number will be necessary to facilitate your remote participation if the meeting format is changed.

All proxies properly executed and received prior to the meeting will be voted at the meeting. If a shareholder specifies how the proxy is to be voted on any of the business to come before the meeting, the proxy will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the election of nominees John P.D. Cato, Thomas E. Meckley and Bailey W. Patrick, FOR the approval of The Cato Corporation 2021 Employee Stock Purchase Plan; FOR the resolution approving the Company’s executive compensation program, and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending January 29, 2022. A proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company at the Corporate Office of the Company, by executing and delivering a proxy with a later date, or by voting in person at the meeting.

If you plan to attend and vote at the meeting and your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee to confirm your ownership of shares.

In accordance with applicable Delaware law and the Company’s Bylaws, the holders of a majority of the combined voting power of Class A Stock and Class B Stock present in person or represented by proxy at the meeting will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes arise when beneficial shareholders do not give their banks, brokers or other nominees’ instructions for voting their shares and the banks, brokers or other nominees do not have authority to vote the shares on a matter because the matter is not considered routine. The only such routine item on the ballot for which uninstructed banks or other nominees may vote is the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

With regard to the election of directors, votes may either be cast in favor of or withheld and, assuming the presence of a quorum, directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. Abstentions and broker non-votes are not counted for purposes of election of directors. The affirmative vote of a majority of the combined voting power of the Class A Stock and Class B Stock present in person or represented by proxy at the meeting and entitled to vote is required to approve the non-binding advisory vote on the Company’s executive compensation.

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The approval of The Cato Corporation Amended and Restated 2013 Employee Stock Purchase Plan and the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the combined voting power of the Class A Stock and Class B Stock present in person or represented by proxy at the meeting and entitled to vote. On any proposal other than the election of directors, abstentions and broker non-votes will have the same effect as a vote against the proposal.

The Company will bear the cost of this solicitation, including the expense of preparing, printing, and mailing these proxy materials to shareholders. The Company will reimburse brokers, dealers, banks, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of the Company’s Class A Stock and Class B Stock and securing their voting instructions.

The independent election inspector(s) appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting.

These proxy materials are available in PDF and HTML format at www.catofashions.com/info/investor-relations and will remain posted until the conclusion of the meeting. Information on the Company’s website, however, does not form a part of this Proxy Statement.

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SECURITY OWNERSHIP OF CERTAIN
OWNERS AND MANAGEMENT

The following table sets forth, as of March 22, 2021, certain information regarding the ownership of the outstanding shares of Class A Stock and Class B Stock by (i) each director and nominee, (ii) each person who is known by the Company to own more than 5% of such stock, (iii) each executive officer listed in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes below, each shareholder named has sole voting and investment power with respect to such shareholder’s shares. Unless otherwise indicated, the address of each shareholder listed below is 8100 Denmark Road, Charlotte, North Carolina 28273.

	Shares Beneficially Owned (1)				Percent
	Class A Stock		Class B Stock		of Total
Name of Beneficial Owner	Number	Percent of Class	Number	Percent of Class	Voting Power
John P. D. Cato (2)	854,035	4.1	1,763,652	100.0	48.1
John R. Howe	153,798	*	—	—	*
Gordon D. Smith	88,322	*	—	—	*
Thomas B. Henson	24,254	*	—	—	*
Bryan F. Kennedy, III	20,462	*	—	—	*
Thomas E. Meckley	22,266	*	—	—	*
Bailey W. Patrick	23,266	*	—	—	*
D. Harding Stowe	33,600	*	—	—	*
Pamela L. Davies	9,598	*	—	—	*
Theresa J. Drew	5,969	*	—	—	*
All directors, nominees and executive officers as a group (10 persons)	1,235,570	5.9	1,763,652	100.0	49.0
BlackRock, Inc. (3)	3,258,440	15.4	—	—	8.5
The Vanguard Group (4)	1,369,647	6.5	—	—	3.6
Dimensional Fund Advisors LP (5)	1,472,687	7.0	—	—	3.8

*	Less than 1%
(1)	Includes the vested interest of executive officers in the Company’s Employee Stock Ownership Plan and Employee Stock Purchase Plan. The aggregate vested amount credited to their accounts as of March 22, 2021 was 94,033 shares of Class A Stock.
(2)	The amount shown for Class A Stock and Class B Stock includes 14,762 shares and 3,000 shares, respectively, held by Mr. Cato’s wife. Mr. Cato disclaims beneficial ownership of shares held directly or indirectly by his wife.
(3)	Based on a Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about January 25, 2021. The address of this shareholder is 55 East 52nd Street, New York, NY 10055. This shareholder reports sole voting power over 3,237,518 of the reported shares.
(4)	Based on an amended Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about February 10, 2021. The address of this shareholder is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This shareholder reports sole voting power over none of the reported shares, shared voting power over 14,340 of the reported shares, sole dispositive power over 1,348,937 of the reported shares and shared dispositive power over 20,710 of the reported shares.
(5)	Based on an amended Schedule 13G filed by this shareholder with the Securities and Exchange Commission on or about February 12, 2021. The address of this shareholder is Building One 6300 Bee Cave Road, Austin, TX 78746. The shareholder reports sole voting power over 1,397,254 of the reported shares.
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PROPOSAL 1 – ELECTION OF DIRECTORS

The Board of Directors, currently consisting of eight members, is divided into three classes with terms expiring alternately over a three-year period. The terms of three incumbent directors, John P.D. Cato, Thomas E. Meckley and Bailey W. Patrick expire at this year’s Annual Meeting. The directors have been recommended by the Corporate Governance and Nominating Committee and nominated by the Board for re-election and to serve until the 2024 Annual Meeting and until their successors are elected and qualified. The Corporate Governance and Nominating Committee reviews and recommends, and the Board nominates, director candidates in accordance with the Company’s Bylaws and the policies described below under “Corporate Governance Matters – Director Nomination Criteria and Process.”

It is the intention of the persons named in the proxy to vote for John P.D. Cato, Thomas E. Meckley and Bailey W. Patrick to serve until the 2024 Annual Meeting and until their successors are elected and qualified, except to the extent authority to so vote is withheld with respect to one or more nominees. Should any nominee be unable to serve, which is not anticipated, the proxy will be voted for the election of a substitute nominee selected by the Board of Directors. The three nominees shall be elected by a plurality of the votes of Class A Stock and Class B Stock voting as a single class.

The directors recommend that shareholders vote FOR the election of Messrs. Cato, Meckley and Patrick as members of the Board of Directors.

As discussed in the Director Nomination Criteria and Process section below, the Board believes its directors possess a diverse and extensive background of knowledge and both professional and life experience that can support growth, evaluate risk and provide sufficient oversight to the Company. The members of the Board were selected based on their professional achievements, broad experience, wisdom, character, integrity, ability to make independent, analytical inquiries and intelligent decisions, sound and mature business judgment, ability to understand the business environment and ability to collaborate in an effective manner at the Board level. In addition, individual directors were selected based on many factors including, but not limited to, the following:

•	Experience at the director and executive level with publicly traded as well as private companies;
•	Knowledge of and experience in the development and leasing of commercial real estate;
•	Financial expertise including experience in public accounting; and
•	Knowledge of the retail industry.

In particular, for each director identified below, the Board believes that the sum of the experience, qualifications, attributes and skills described below in such director’s biographical information qualifies that director for service on the Board of Directors.

Nominees

Information with respect to each nominee, including biographical data for at least the last five years, is set forth below.

John P. D. Cato, 70, has been employed as an officer of the Company since 1981 and has been a director of the Company since 1986. Since January 2004, he has served as Chairman, President and Chief Executive Officer. From May 1999 to January 2004, he served as President, Vice Chairman of the Board and Chief Executive Officer. From June 1997 to May 1999, he served as President, Vice Chairman of the Board and Chief Operating Officer. From August 1996 to June 1997, he served as Vice Chairman of the Board and Chief Operating Officer. From 1989 to 1996, he managed the Company’s off-price concept, serving as Executive Vice President and as President and General Manager of the It’s Fashion! concept from 1993 to August 1996. Mr. Cato previously served as a director of Harris Teeter Supermarkets, Inc., formerly Ruddick Corporation. The Board nominated Mr. Cato based on his knowledge of all aspects of the Company’s business and his substantial experience on and contributions to the Company’s Board, among other skills and attributes.

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Thomas E. Meckley, 76, has been a director of the Company since May 2009. Mr. Meckley formerly served as a consultant to Agility Recovery Solutions, an onsite mobile business continuity solutions company, from 2005 through May 2015. He was employed by the public accounting firm of Ernst & Young LLP from 1967 to 2005 and served as a Managing Partner of the Charlotte, North Carolina, office from 1985 to 1995. Mr. Meckley previously served on the Board of Trustees of Elizabethtown College, a liberal arts college in Pennsylvania. The Board nominated Mr. Meckley based on his experience in public accounting, among other skills and attributes.

Bailey W. Patrick, 59, has been a director of the Company since May 2009. Since October 2010, Mr. Patrick has been a Managing Partner of MPV Properties LLC, formerly Merrifield Patrick Vermillion, LLC, a privately held company specializing in real estate brokerage and development services. Mr. Patrick served as a Managing Partner of Merrifield Patrick from February to October 2010 and President of Bissell-Patrick, LLC from 1999 to 2010, both predecessor firms to Merrifield Patrick Vermillion, LLC, holding various other positions with Bissell-Patrick since 1984. He also serves on the Board of Directors for the Carolina Thread Trail in Charlotte, North Carolina, a Trustee for the YMCA of Greater Charlotte and Trustee of Queens University. He previously served on the Board of Directors of Harris Teeter Supermarkets Inc., formerly Ruddick Corporation. The Board nominated Mr. Patrick based on his experience in commercial real estate leasing and development and experience gained in service on other boards, among other skills and attributes.

Continuing Directors

Information with respect to the five continuing members of the Board of Directors, including biographical data for at least the last five years, is set forth below.

Dr. Pamela L. Davies, 64, has been a director of the Company since April 2018. Dr. Davies was the President of Queens University of Charlotte, Charlotte, North Carolina, from 2002 to 2019. Prior to that, she was Dean of the McColl School of Business at Queens University of Charlotte from 2000 to 2002. She is currently Chair of the Board of the YMCA of the USA and a member of the Board of Directors of Sonoco Products, Inc., Atrium Health and the center for Creative Leadership. Dr. Davies is also a trustee of the Duke Endowment. She was previously a director of Charming Shoppes from 1998 to 2009, C&D Technologies, Inc. from 1998 to 2010, and Family Dollar Stores, Inc. from 2009 to 2015. The Board concluded that Dr. Davies is qualified to serve as a Board member based on her background in business education and Board experience with other retailers and public companies, among other skills and attributes.

Theresa J. Drew, 63, has been a director of the Company since May 2019. Ms. Drew was the Managing Partner for the Carolinas practice of Deloitte LLP from 2011 to 2019. Previously, she served as the Managing Partner in San Diego, California, from 2001 to 2011, and as the Partner in Charge of the Audit practice in Phoenix, Arizona, from 1998 to 2001. Ms. Drew started her career with Deloitte in 1979, and primarily served clients in the retail, manufacturing and hospitality industries. She is a licensed Certified Public Accountant. Ms. Drew has served on the Board of Directors of Sonoco Products Company since 2018 and is a member of the Financial Policy Committee, the Audit Committee, and the Employee and Public Responsibility Committee. Ms. Drew is a trustee of The University of North Carolina at Charlotte, Chair of the Board of Directors of the YMCA of Greater Charlotte, and a member of the Board of Directors of the Carolinas Chapter of NACD. The Board nominated Ms. Drew based on her experience in public accounting, among other skills and attributes.

Thomas B. Henson, 66, has been a director of the Company since May 2011. Mr. Henson is a licensed attorney and is a founder and has served as CEO of American Spirit Media, LLC, which owns network-affiliated television stations in the south and mid-west. Mr. Henson practiced law at the firm of Robinson, Bradshaw & Hinson in Charlotte, North Carolina, from 1980 to 1999. Mr. Henson is an investor in several privately owned real estate, hospitality and leisure related businesses. Mr. Henson served on the Boards of Portrait Innovations from 2002 to 2017, and Park Sterling Bank from 2006 to 2017. The Board concluded Mr. Henson is qualified to serve as a Board member based on his experience in electronic and print media and legal experience with retail companies, among other skills and attributes.

Bryan F. Kennedy, III, 63, has been a director of the Company since August 2009. Mr. Kennedy has served as the President-Northern Banking Group (formally South State Bank) since June 2020, when South State Bank merged with CenterSate Bank. Prior to that Mr. Kennedy served as the North Carolina/Virginia Division President for South State Bank since the sale of Park Sterling Corporation (holding company for Park Sterling Bank) to

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South State Corporation on November 30, 2017. Prior to that, Mr. Kennedy served as President of Park Sterling Bank from 2006 until November 2017 and was a member of its Board from 2006 until 2010. Mr. Kennedy also served as the President of Park Sterling Corporation from January 2011 until 2017, and carried the additional title of Chief Executive Officer of Park Sterling Bank from January 2006 until August 2010. Mr. Kennedy was the North Carolina Market President of Regions Bank, located in Charlotte, North Carolina, from January 2004 to January 2006. The Board concluded that Mr. Kennedy is qualified to serve as a Board member based on his experience in banking and finance, among other skills and attributes.

D. Harding Stowe, 65, has been a director of the Company since February 2005. Mr. Stowe was the President and Chief Executive Officer of R.L. Stowe Mills, Inc. from 1994 to 2009. Mr. Stowe also has been the Chairman and Chief Executive Officer of New South Pizza (Brixx Wood Fired Pizza) since 1997. Additionally, he serves as the Secretary and Treasurer of The Stowe Foundation, Inc., as the President of the Daniel J. Stowe Botanical Garden, and as the Vice President of Seven Oaks Farm Foundation. The Board concluded that Mr. Stowe is qualified to serve as a Board member based on his experience in senior management and leadership positions with several companies and boards, among other skills and attributes.

The five continuing members of the Board of Directors are divided into two classes with current terms expiring in 2022 and 2023. On the expiration of each director’s term, his or her successor in office will be elected for a three-year term. The terms of Ms. Drew and Mr. Stowe expire in 2022. The terms of Dr. Davies and Messrs. Henson and Kennedy expire in 2023.

PROPOSAL 2 – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
THE CATO CORPORATION 2013 EMPLOYEE STOCK PURCHASE PLAN

We are asking our shareholders to approve an amendment and restatement of The Cato Corporation 2013 Employee Stock Purchase Plan (the “ESPP”). The ESPP was initially adopted by the Compensation Committee on March 27, 2013 and became effective as of October 1, 2013 following its approval at the Company’s 2013 Annual Meeting of Shareholders. On March 24, 2021, the Compensation Committee approved an amendment and restatement of the ESPP to be effective as of April 1, 2021, subject to the requisite approval of the Company’s shareholders at the 2021 Annual Meeting.

We adopted the ESPP because we believe that it is in the best interests of the Company and its shareholders to offer our employees the opportunity to accumulate Class A Stock at a discounted price and participate in its potential appreciation. We also believe that the ESPP helps align the interests of our employees with those of our shareholders. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”).

The key changes in the amended and restated ESPP include the following:

•	increasing the number of shares of the Class A Stock authorized for issuance under the ESPP by 250,000 shares, resulting in a total of 500,000 shares authorized for issuance since the ESPP was first established in 2013;

•	eliminating the annual April 15 purchase date under the ESPP that supplemented the regular six-month offering periods;

•	extending the term of the ESPP until September 30, 2026, allowing an additional three years from the original termination date of September 30, 2023;

•	adding flexibility for the Compensation Committee to modify the employee eligibility requirements for offering periods under the ESPP;

•	enhancing the administrative provisions of the ESPP; and

•	other updates and minor changes.
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The proposed increase in the number of shares of the Company’s Class A Stock authorized for issuance under the ESPP is intended to allow the Company to continue to offer the ESPP to our employees. The original allotment of 250,000 shares of Class A Stock reserved for issuance under the ESPP has been depleted, and the Compensation Committee has suspended future offerings and purchases of Class A Stock under the ESPP pending the proposed amendment and restatement of the ESPP. If the amended and restated ESPP is approved by our shareholders, it is intended that regular offerings will resume under the ESPP beginning October 1, 2021 and purchases of shares of Class A Stock through dividend reinvestment also will resume.

We believe that offering an employee stock purchase plan enhances our employees’ sense of participation in the Company’s performance, aligns their interests with those of our shareholders and serves as an important incentive and retention tool by providing eligible employees with a convenient way to acquire an ownership interest in the Company at a discount and through payroll deductions. Without replenishment of shares as proposed in the amended and restated ESPP, we will not have sufficient shares available to continue offering the ESPP and its important benefits to our associates.

Since the ESPP is a broad-based plan generally available to our employees, we also believe that increasing the maximum number of shares purchasable by a participant for an offering period under the ESPP will serve as an enhancement to our employee compensation program.

The following is a summary of the amendment and restatement of the ESPP submitted for shareholder approval. The summary describes the principal features of the ESPP, but it is qualified by reference to the full text of the amendment and restatement of the ESPP, which is included in this Proxy Statement as Appendix A.

Administration

The ESPP is administered by the Compensation Committee. Among other things, the amended and restated ESPP provides that the Compensation Committee has complete authority and discretion to supervise the administration of the ESPP and to control its operations, including to construe and interpret the ESPP; to prescribe, amend and rescind rules, regulations and procedures that it deems necessary for the administration of the ESPP; to determine any and all considerations affecting the eligibility of any employee to become a participant or to remain a participant in the ESPP; to determine the offering periods; to determine which subsidiary corporations of the Company shall be participating employers; to decide all claims filed under the ESPP; to employ such brokers, counsel, agents, advisers and other services and service providers as it may deem necessary or appropriate in carrying out the provisions of the ESPP; to delegate administrative responsibilities under the ESPP; and to make all other determinations and take any other actions that may be necessary or advisable for administration of the ESPP.

Shares Available under the ESPP

If the shareholders approve the amended and restated ESPP, the number of shares of Class A Stock available for issuance under the ESPP will increase from 250,000 shares to 500,000 shares. The amended and restated ESPP provides that shares of Class A Stock issuable under the ESPP may consist of authorized but unissued shares, treasury shares, or shares purchased on the open market. If the outstanding shares of Class A Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company, with or without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock consolidation, stock dividend, or similar event, then an appropriate, equitable and proportionate adjustment shall be made in the number and kind of shares or other securities which may be purchased under the ESPP and the maximum number of shares that may be purchased during an offering period.

Eligibility

Generally, all employees of the Company and its participating subsidiaries designated by the Compensation Committee are eligible to participate in the ESPP. However, the amended and restated ESPP also provides that the Compensation Committee may elect to exclude certain groups of employees from participating in the ESPP or an offering period, such as employees who are customarily employed for no more than twenty hours per week or for no more than five months in a calendar year, employees who have not been employed by the Company or a participating subsidiary for at least two years, and certain other exclusions permitted under Section 423 of the Code, as long as the exclusions are applied in a consistent manner.

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In addition, an employee is not eligible to participate if, immediately after the grant of purchase rights under the amended and restated ESPP, the employee would own or hold options or rights to purchase (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary.

As of March 22, 2021, approximately 7,238 employees would have been eligible to participate in the ESPP.

Offering Periods and Participation

Under the amended and restated ESPP, eligible employees will have the option to purchase shares of Class A Stock during six-month offering periods. The six-month offering periods begin each October 1 and April 1. The first offering period under the amended and restated ESPP, if it is approved by the shareholders, will begin October 1, 2021. The Compensation Committee generally has the power to change the duration and effective dates of the offering periods.

Eligible employees may elect to participate in the ESPP during a designated enrollment period and elect payroll deductions in whole percentages from 1% to 10% of eligible compensation to be used to purchase shares through the ESPP. The Compensation Committee, in its discretion, may increase and decrease the maximum percentage permitted for payroll deductions, so long as the maximum percentage is a uniform percentage of compensation for all participants. Once enrolled, as long as the employee remains eligible, the employee’s participation and payroll deduction election will continue through ensuing offering periods unless the employee timely cancels or changes his or her payroll deduction election. Payroll deduction contributions are held with the general funds of the Company. No interest accrues on any participant contributions under the ESPP.

A participating employee generally may not change the percentage of eligible compensation to be withheld as payroll deductions other than during a designated enrollment period, but a participant may cancel participation in the ESPP. If the employee cancels participation on or before March 15 or September 15 of the applicable offering period, payroll deductions withheld during that offering period will be refunded to the employee. If a participant cancels participation after March 15 or September 15 of the applicable offering period, the cancellation will not be effective for that offering period.

If a participant’s employment terminates for any reason on or prior to March 15 or September 15, as the case may be, such participant’s participation in the ESPP will be cancelled and payroll deductions withheld during that offering period will be refunded without interest. If a participant’s employment terminates after March 15 or September 15 of the applicable offering period, the payroll deductions withheld during that offering period will be used to purchase Class A Stock.

Purchase of Class A Stock

At the end of an offering period (e.g., March 31 or September 30), the purchase rights of each eligible employee whose participation has not been cancelled or otherwise terminated will be automatically exercised to purchase shares of Class A Stock. The price at which each share of Class A Stock will be purchased at the end of the offering period under the amended and restated ESPP is 85% of the lower of the fair market value per share at (a) the beginning date of such offering period or (b) the ending date of such offering period. The fair market value of a share of Class A Stock on a given date is the closing or last sale price on the New York Stock Exchange for that date. If the offering period begins or ends on a day when the New York Stock Exchange does not trade, the fair market value is determined by using the closing or last sale price on the immediately preceding trading day.

The number of shares purchased by each participant at the end of an offering period will be determined by dividing the purchase price into the amount of accumulated payroll deductions for that participant during the offering period. However, as amended and restated, the ESPP provides that the maximum number of shares of Class A Stock purchasable by a participant for any offering period is 1,000 shares (subject to adjustment on the same basis as the shares reserved under the amended and restated ESPP, as described above).

No participant shall have rights under the amended and restated ESPP which, together with rights under any other employee stock purchase plan maintained by the Company or any subsidiary, accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

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By enrolling in the ESPP, each participant also is deemed to authorize the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Company, if the Company so determines. The Company also may provide for ESPP share accounts for each participant to be established by the Company or by an outside entity which is not a brokerage firm. The Company may require that shares be retained in such brokerage or ESPP share account for a designated period of time, and/or may establish procedures to permit tracking of dispositions of shares.

If applicable, cash dividends will be paid on shares Class A Stock purchased under the amended and restated ESPP on the basis of the full and fractional shares held in the participant’s account on the applicable record date for any such dividends. Cash dividend payments for eligible employees will be reinvested to purchase additional shares of Class A Stock under the ESPP (subject to the limits under the ESPP, including the $25,000 accrual limit referenced above). The purchase price will be equal to 85% of the closing or last sale price of the Class A Stock on the New York Stock Exchange on the dividend payable date.

Shares purchased under the amended and restated ESPP must be held for a minimum of one year from the date of purchase. However, the one-year holding requirement does not apply to shares of Class A Stock that are purchased under the ESPP through the reinvestment of dividends as described above. In addition, as amended and restated, the ESPP provides that the one-year holding period ceases to apply upon a person’s death. Subject to the one-year holding period (and any other holding period established by the Compensation Committee under the amended and restated ESPP), a participant may withdraw all or a portion of the whole shares held in the participant’s account under the amended and restated ESPP in one of two ways: (a) delivery of the shares being withdrawn by issuance of certificates or by electronic or other means as determined by the Company, the ESPP record keeper and/or the Company’s transfer agent, or (b) the shares to be withdrawn may be liquidated in cash. Participants will be responsible for brokerage fees and costs, if any, associated with liquidation. Fractional share amounts will be paid in cash.

If a participant terminates employment for any reason, including death, disability or retirement, his or her account balance representing partial shares will be paid in cash and whole shares will be transitioned out of the participant’s account under the ESPP (either through the issuance of stock certificates or by book entry or other certification with the Company’s duly authorized transfer agent); however, such shares remain subject to the one-year holding period (and any other holding period established by the Compensation Committee pursuant to the ESPP) to the extent not yet elapsed.

Amendment, Suspension or Termination of the ESPP

The Compensation Committee has the right to amend, suspend or terminate the amended and restated ESPP, in whole or in part, in its sole discretion at any time, without the approval of shareholders except as required by Section 423 of the Code or other applicable law or listing requirements. As amended and restated, the ESPP will terminate at 11:59 pm on September 30, 2026 (so the offering period that ends on September 30, 2026 will be the last offering period), unless it is terminated earlier by the Compensation Committee.

Market Price of Class A Stock

The closing price of a share of the Class A Stock on the New York Stock Exchange on March 22, 2021 was $11.55.

Amended and Restated ESPP Benefits

Participation in the amended and restated ESPP will be voluntary and benefits to be received under the amended and restated ESPP will depend on an eligible employee’s enrollment and payroll deduction elections, as well as the fair market value of Class A Stock at various future dates. Therefore, it is not possible to determine future benefits or amounts that will be received by executive officers and other employees in the future if the amended and restated ESPP is approved by the shareholders.

Non-employee directors are not eligible to participate in the amended and restated ESPP.

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Certain Federal Income Tax Consequences

The following is a summary of the current federal income tax consequences that generally apply with respect to participation in the amended and restated ESPP. Applicable laws and regulations may change in the future. This summary is not intended to be exhaustive and does not describe a number of tax rules, including any foreign, state or local tax consequences, tax withholding requirements or various other rules that could apply to a particular individual or to the Company and its subsidiaries under certain circumstances. (References to the Company in this section include the applicable subsidiary.) This summary is not intended or written to be used (and cannot be used by any taxpayer) to avoid penalties that may be imposed on a taxpayer. Tax implications may vary due to individual circumstances. Participants should consult their personal tax advisors about the tax consequences related to participation in the amended and restated ESPP.

The amended and restated ESPP is intended to meet the requirements of an “employee stock purchase plan” under Section 423 of the Code. There should be no federal income tax consequences to the participant or the Company upon either the grant of a right to purchase Class A Stock under the ESPP or the purchase of such shares. The federal income tax consequences of a sale or disposition of the shares acquired under the ESPP depend in part on how long the shares are held by the participant.

If the participant holds the shares acquired under the amended and restated ESPP for more than two years from the offering date (generally, the first day of the offering period, or in the case of shares purchased through the reinvestment of dividends, the offering date is the same as the purchase date) and more than one year from the purchase date, the participant will recognize ordinary income generally measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) 15% of the fair market value of the shares on the offering date. Any additional gain or loss realized on the disposition of the shares of Class A Stock should be treated as capital gain or loss. If these holding requirements are met, the Company will not receive a deduction regarding the income recognized by the participant.

If the participant sells or otherwise disposes of the shares of Class A Stock acquired under the ESPP within two years after the offering date or within one year after the purchase date, the participant will recognize ordinary income generally measured as the excess of fair market value of the shares on the purchase date over the purchase price. Any additional gain or loss realized on the sale or other disposition of the shares of Class A Stock should be treated as capital gain (or loss). The Company generally will be entitled to a deduction equal to the same amount that the participant recognizes as ordinary income.

The payroll deductions withheld from a participant’s eligible compensation under the ESPP are treated as taxable income at the time such amounts otherwise would have been paid to the participant.

Although the Company may endeavor to qualify a right to purchase shares under the ESPP for favorable tax treatment under Section 423 of the Code or avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the ESPP.

The full text of the amendment and restatement of the ESPP can be found in Appendix A of this Proxy Statement.

The directors recommend that shareholders vote FOR adoption of the amendment and restatement of the ESPP.

PROPOSAL 3 – A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is committed to corporate governance best practices and recognizes the significant interest of shareholders in executive compensation matters. As part of its commitment to a “pay for performance and retention” based compensation philosophy, and as required by Section 14A of the Securities Exchange Act, the Board will hold a non-binding advisory vote to approve the compensation of our named executive officers. Although this vote is advisory and is not binding on the Board, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

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As discussed in the Compensation Discussion and Analysis included in this proxy statement, the Board believes that the current executive compensation program directly links executive compensation to performance and aligns the interests of executive officers with those of shareholders. For example:

•	In 2020, 74% of the CEO’s total compensation potential was performance-based and 32% to 33% of the other NEOs’ total compensation potential was performance-based.
•	NEOs have an annual incentive opportunity to earn a percentage of their base salaries. The CEO’s annual incentive opportunity is up to 150% of his base salary and all other NEOs have an annual incentive opportunity up to 75% of their base salary, based on the achievement of pre-established performance goals. Unlike many in our peer group, payouts cannot exceed the maximum annual incentive opportunity, so that achievement of Company performance substantially above pre-established performance goals does not result in payouts in excess of the maximum annual incentive opportunity.
•	We encourage long-term stock ownership by executive officers with restricted stock award features such as a five-year vesting schedule that does not commence until the third anniversary of the grant and meaningful ownership requirements before any vested restricted stock may be sold.
•	We do not have any agreements with executive officers that provide for cash severance payments upon termination of employment or in connection with a change in control (e.g., golden parachutes).
•	Executive officers do not earn any additional retirement income under any supplemental executive retirement plan or other employer funded pension.
•	Executive officers are not provided compensation or perquisites such as company funded deferred compensation, housing allowances, reimbursed or employer provided personal air travel, automobile allowances or company funded financial planning services.
•	Executive officers receive 401(k) matching contributions, profit sharing contributions and group term life insurance similar to all other eligible employees (sometimes referred to herein as “associates”) of the Company.

For these reasons, the Board recommends that shareholders vote in favor of the following resolution:

“Resolved, that the shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers of The Cato Corporation, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure shall include the Compensation Discussion and Analysis, the compensation tables, and any related material).”

The above referenced disclosures appear at pages 22 to 39 of this Proxy Statement.

For the reasons stated above, the Board believes the compensation of our named executive officers is appropriate and recommends a vote FOR approval of this resolution.

MEETINGS AND COMMITTEES

During the fiscal year ended January 30, 2021, the Company’s Board of Directors held five meetings. The Board typically schedules a meeting in conjunction with the Company’s Annual Meeting of Shareholders and expects that all directors will attend the Annual Meeting absent a schedule conflict or other valid reason. All directors attended the Company’s 2020 Annual Meeting.

The Board of Directors, pursuant to authority granted in the Company’s Bylaws, has established a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. During the fiscal year ended January 30, 2021, the Audit Committee held seven meetings; the Compensation Committee held five meeting and the Corporate Governance and Nominating Committee held three meetings.

All directors attended 100% of the scheduled Board of Directors meetings and applicable Committee meetings during fiscal 2020.

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Audit Committee

The Board of Directors established the Audit Committee in accordance with Section 3(a) (58) (A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities regarding the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the safeguarding of the Company’s assets, the independence, qualifications, and performance of the independent auditors, the performance of the Company’s internal audit function, the Company’s internal control over financial reporting and such other matters as the Committee deems appropriate or as delegated to the Committee by the Board of Directors from time to time. See “Corporate Governance Matters - Board of Directors Risk Management Oversight” below for the Committee’s role in that process. During the fiscal year ended January 30, 2021, the Audit Committee held seven meetings.

Messrs. Thomas E. Meckley (Chair), Thomas B. Henson, Bryan F. Kennedy, III, and Ms. Theresa J. Drew are the members of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is an independent director in accordance with the independence requirements of the New York Stock Exchange (“NYSE”). In addition, the Board has determined that each member of the Audit Committee meets the heightened standards of independence for audit committee members under the Exchange Act and that each is “financially literate” in accordance with the requirements of the NYSE. No member of the Audit Committee simultaneously serves on the audit committee of more than one other public company. The Board of Directors has determined that Messrs. Meckley, Henson, Kennedy and Ms. Drew qualify as audit committee financial experts within the meaning of SEC rules. The Audit Committee operates under a Board-approved charter, a copy of which is available on the Company’s website at www.catofashions.com/info/investor-relations. Additional information concerning the Audit Committee is set forth below under “Proposal 4 – Ratification of Independent Registered Public Accounting Firm.”

Compensation Committee

The Compensation Committee assesses the Company’s overall compensation programs and philosophies. The Committee reviews and approves, on an annual basis, the Company’s goals and objectives for compensation of the Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of those goals and objectives at least annually. Based on this evaluation, the Compensation Committee determines and reports to the Board the Chief Executive Officer’s compensation, including salary, incentive bonus and performance-based equity compensation.

The Compensation Committee also reviews and approves, on an annual basis, the evaluation process and compensation structure of the Company’s other executive officers and evaluates those other officers’ performance at least annually. Based on this evaluation, the Compensation Committee determines and reports to the Board the other executive officers’ compensation, including salary, incentive bonus and equity compensation. The Compensation Committee also reviews on an annual basis and recommends to the Board the form and amount of director compensation. In addition, the Compensation Committee grants restricted stock and other awards to associates of the Company and its subsidiaries pursuant to the Company’s benefit and incentive compensation plans and reports such actions to the Board of Directors. See “Corporate Governance Matters - Board of Directors Risk Management Oversight” below for the Committee’s role in that process.

The Compensation Committee has the power to delegate its authority to subcommittees. The chair of any such subcommittee must report regularly to the full Compensation Committee.

Messrs. D. Harding Stowe (Chair) and Bailey W. Patrick and Dr. Pamela Davies are the members of the Compensation Committee. The Board of Directors has determined that each member of the Compensation Committee is an independent director in accordance with the independence requirements of the NYSE. Under such rules, the Board has reviewed the source of compensation of each committee member and whether each member is affiliated with the Company, any subsidiary of the Company or an affiliate of a subsidiary of the Company.

The Compensation Committee held five meetings during the fiscal year ended January 30, 2021. The Compensation Committee operates under a Board-approved charter, a copy of which is available on the Company’s website at www.catofashions.com/info/investor-relations.

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Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee reviews, evaluates and recommends nominees for the Board of Directors. In addition, the Corporate Governance and Nominating Committee monitors and evaluates the performance of the directors on a periodic basis, individually and collectively. The Committee also periodically reviews the Company’s Governance Guidelines, Code of Conduct and Code of Ethics and recommends changes to the Board of Directors.

Messrs. Bryan F. Kennedy, III (Chair), Thomas B. Henson, Bailey W. Patrick and D. Harding Stowe, Ms. Theresa J. Drew and Dr. Pamela L. Davies are the members of the Corporate Governance and Nominating Committee. The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is an independent director in accordance with the independence requirements of the NYSE. The Corporate Governance and Nominating Committee held three meetings during the fiscal year ended January 30, 2021. The Corporate Governance and Nominating Committee operates under a Board-approved charter, a copy of which is available on the Company’s website at www.catofashions.com/info/investor-relations.

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CORPORATE GOVERNANCE MATTERS

Corporate Governance Guidelines

In furtherance of its longstanding goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders, the Board of Directors has approved Corporate Governance Guidelines for the Company. The Guidelines are available on the Company’s website at www.catofashions.com/info/investor-relations.

Director Independence

The Board of Directors made a determination as to the independence of each of its members. The Board of Directors determined that each of the following Board members is independent: Dr. Pamela L. Davies, Ms. Theresa J. Drew, Mr. Thomas B. Henson, Mr. Bryan F. Kennedy, III, Mr. Thomas E. Meckley, Mr. Bailey W. Patrick and Mr. D. Harding Stowe. The Board determined that Mr. John P. D. Cato, an employee of the Company, is not independent. The Board made these determinations based upon the definition of an “independent director” set forth in the NYSE listing standards (the “NYSE Independence Tests”). A director will be independent only if the director has no material relationship with the Company. For purposes of such determination, the Board must affirmatively determine whether a material relationship exists between the director and the Company. This determination is in addition to the analysis under the NYSE Independence Tests and SEC Exchange Act Rules 10A-3 (for Audit Committee members) and 10C-1 (for Compensation Committee members) and must be based on the overall facts and circumstances specific to that director.

In order to assist the Board in making determinations of independence, and consistent with NYSE Independence Tests, a director will not be deemed independent if:

(1)	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.
(2)	The director has received, or an immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).
(3)	The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; the director is a current employee of such a firm; the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.
(4)	The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.
(5)	The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Additionally, the Board of Directors determines annually and at such time that a director is appointed to the Compensation Committee that the members of the Compensation Committee qualify as “Non-Employee Directors” under Rule 16b-3 of the Exchange Act.

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Board Leadership Structure

Mr. John Cato has served in the combined role of Chairman of the Board of Directors and Chief Executive Officer (“CEO”) since 2004. The Board annually considers his effectiveness in both capacities. The Board believes that its current governance structure provides independent Board leadership while deriving benefit from having the CEO serve as the Board chair. This structure provides an opportunity for the individual with primary responsibility for managing the Company’s day-to-day operations in a historically volatile industry segment to chair meetings of the Board as it discusses key business and strategic issues. The Board also believes having the positions combined facilitates the implementation and execution of both the Company’s short- and long-term strategies with a single vision.

As Lead Independent Director, Mr. Bryan Kennedy, III assists the Board in providing independent oversight of the Company’s operations, short- and long-term strategic plans and the Chairman and CEO’s performance and compensation, among other duties. The Lead Independent Director, through his role as chair of the Corporate Governance and Nominating Committee, also manages the process of annual director self-assessment and evaluation of the Board as a whole.

Executive Sessions of Non-Management Directors

Non-management Board members meet without management at regularly scheduled executive sessions. In addition, to the extent that the group of non-management directors includes directors that are not independent, at least once a year there will be scheduled an executive session including only independent directors. The Lead Independent Director presides over meetings of the non-management or independent directors.

Board of Directors Risk Management Oversight

As the Company’s principal governing body, the Board of Directors has the ultimate responsibility for overseeing the Company’s risk management practices. As part of its oversight function, the Board reviews and monitors financial, strategic and operational risk through annual and periodic reviews with management.

Pursuant to its charter, the Audit Committee has primary responsibility for monitoring financial reporting risk. As part of its responsibilities, the Committee reviews with management and the independent auditors the Company’s policies in regard to risk assessment and management and assesses the steps management has taken to minimize risks to the Company. The Committee regularly meets with the independent auditor and management, as appropriate, to review significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements. The Audit Committee also reviews the effectiveness and integrity of the Company’s financial reporting processes and the Company’s internal control structure (including both disclosure controls and procedures and internal control over financial reporting).

As part of its oversight responsibilities, the Board of Directors relies upon the Compensation Committee to monitor and assess the Company’s compensation policies and practices as they relate to risk management and risk-taking incentives. On an annual basis, the Committee reviews the Company’s compensation policies and practices to determine how it compensates and incentivizes its associates and whether these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. D. Harding Stowe and Bailey W. Patrick and Dr. Pamela L. Davies. Since the beginning of the Company’s last fiscal year, no member of the Compensation Committee is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or the Board.

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Code of Ethics and Code of Business Conduct and Ethics

The Company has adopted a written Code of Ethics (the “Code of Ethics”) that applies to the Company’s Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial officer), and Controller (principal accounting officer). The Company has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all directors, officers, and associates of the Company. The Code of Ethics and Code of Conduct are available on the Company’s website at www.catofashions.com/info/investor-relations, under the “Corporate Governance” caption. Any amendments to the Code of Ethics or Code of Conduct with respect to directors or executive officers will be disclosed on the Company’s website promptly following the date of such amendment. In addition, any waivers of the Code of Ethics, or waivers of the Code of Conduct with respect to directors or executive officers, will be made only by the Board or a designated committee thereof, and will be disclosed within four business days.

Insider Trading and Hedging Policies

The Company has established policies prohibiting directors, officers and associates from purchasing or selling Cato securities while in possession of material, nonpublic information. The Company also has established policies that acknowledge Company associates may become aware of material nonpublic information of other companies in the course of their association with Cato. All directors, officers and associates are prohibited from purchasing or selling securities of other companies while they are in possession of, or aware of, such information and from passing such information on to other persons or entities who might purchase or sell the securities of such other companies.

In addition, no director, officer or associate of the Company may engage in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities. This prohibition includes “short sales” (selling borrowed securities to profit if the market price of the Company’s stock decreases), “put” or “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and hedging or any other type of derivative instrument designed to minimize the risk inherent in owning the Company’s stock.

Communications with Directors

The Company provides various means for shareholders and other interested parties to communicate directly with any member or committee of the Board of Directors, or any group of directors. Such persons may write to: Chair of the Corporate Governance and Nominating Committee, c/o Office of the Corporate Secretary, The Cato Corporation, 8100 Denmark Road, Charlotte, North Carolina 28273. Depending on the subject matter, the Chair of the Corporate Governance and Nominating Committee, with the assistance of the Company’s Vice President, General Counsel will determine whether to forward it to the director or directors to whom it is addressed, attempt to handle the inquiry directly (for example, where it is a request for information about the Company or it is a stock-related matter), or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Shareholders and other interested parties may also communicate and report matters regarding improper activities by the Company or its associates via telephone or email under the Company’s Whistleblower Policy. Instructions and contact information for reporting matters under the Whistleblower Policy are contained in the Whistleblower Policy, a copy of which is available on the Company’s website under the “Whistleblower Policy” link, which is accessed through the “Corporate Governance” link at https://www.catofashions.com/info/investor-relations. All such complaints submitted via the Whistleblower Policy are reported to the Audit Committee, which generally determines the action to be taken regarding such complaints, subject to the procedures and exceptions outlined in the Whistleblower Policy. The Company’s Vice President, General Counsel maintains a log of all such complaints, tracking their receipt, investigation, and resolution and prepares periodic summaries for the Board of Directors, and the Audit Committee, as appropriate.

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Director Nomination Criteria and Process

Directors may be nominated by the Board of Directors in accordance with the Company’s Bylaws or by shareholders in accordance with the procedures specified in Article II, Section 3 of the Company’s Bylaws. The Company’s Corporate Governance and Nominating Committee will consider all nominees, including any submitted by shareholders, for the Board of Directors. The assessment of a nominee’s qualifications will include a review of Board of Director qualifications as described in the Company’s Corporate Governance Guidelines.

As specified in Article II, Section 3 of the Company’s Bylaws, notice of a shareholder nomination for a director nominee to be considered at an Annual Meeting must be in writing and received by the Secretary of the Company at the Company’s principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975, no later than 90 days prior to the anniversary of the preceding year’s Annual Meeting (no later than February 19, 2022 in the case of the Company’s 2022 Annual Meeting). The shareholder’s notice must also set forth, with respect to any director nominee, his or her name, age, business and residential addresses, principal occupation, the class and number of shares of the Company owned by the nominee, the nominee’s consent to being named in the proxy statement and serving if elected, and any other information required by the proxy rules of the Securities and Exchange Commission pursuant to Regulation 14A of the Exchange Act. The notice must also include the name and address of the nominating shareholder as it appears on the Company’s stock transfer records and the class and number of shares of the Company beneficially owned by the nominating shareholder.

The Corporate Governance and Nominating Committee will select qualified candidates and review its recommendations for nominees with the full Board of Directors. Depending on the timing of consideration of a candidate and such other factors as it deems appropriate, the Board of Directors will decide whether to invite the candidate to join the Board or to stand for election as a nominee at an Annual Meeting of the Company. The Board believes that greater diversity leads to better corporate governance and that potential nominees should possess a diverse and extensive background of knowledge and both professional and life experience that can support growth, evaluate risk and provide sufficient oversight to the Company. Nominees for director will be selected on the basis of the diversity they bring to the Board, outstanding achievement in their professional careers, broad experience, wisdom, character, integrity, ability to make independent, analytical inquiries and intelligent decisions, sound mature business judgment, understanding of the business environment, willingness to devote adequate time to Board duties and ability to collaborate effectively at the Board level. The Board further believes that each director should have a basic understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and its business segments in relation to its competitors.

The Board will have a majority of directors who meet the criteria for independence required by the NYSE. The Corporate Governance and Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics that the Board seeks in Board members as well as the composition of the Board as a whole. The Board will also evaluate on an annual basis whether members qualify as independent under applicable standards. During the course of a year, directors are expected to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as independent.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE INITIATIVES

We recognize the importance of environmental, social, and governance (“ESG”) issues and promote business practices that benefit all of our shareholders, associates, customers and communities in which we serve. We promote diversity, provide opportunities for advancement, and treat all of our associates with dignity and respect. We strive to reduce our carbon footprint through initiatives for energy efficiency, sourcing more sustainable products and waste reduction.

Our Board of Directors

Our Board believes that greater diversity leads to better corporate governance and that potential nominees should possess a diverse and extensive background of knowledge and both professional and life experience that can support growth, evaluate risk and provide sufficient oversight to the Company. Nominees for director will be selected on the basis of the diversity they bring to the Board, outstanding achievement in their professional careers, broad experience, wisdom, character, integrity, ability to make independent, analytical inquiries and intelligent decisions, sound mature business judgment, understanding of the business environment, willingness to devote adequate time to Board duties and ability to collaborate effectively at the Board level.

Our Board is made up of 25% female and 75% male Directors. We believe the background, knowledge and experience that these individuals bring to the table broaden the Board’s perspective and strengthens the quality of its decision-making.

Our Associates

We have approximately 7,400 associates and promote a diverse and inclusive workplace environment. Over 97% of our associates are female and over 51% of our workforce are ethnically diverse. Half of the Chief Executive Officer’s direct reports are female.

Racial Diversity

Source: Latest EEO-1 report. (March 20, 2020)

We encourage a healthy workplace by offering a supportive and safe work environment and culture. We offer confidential professional services to help our associates improve their quality of life including counseling and referrals in a variety of areas such as work-related, mental health, family, financial and legal concerns. In our retail stores and distribution facility, we regularly conduct safety audits and training.

We cultivate an environment and culture in which our associates are treated with fairness and respect and strive to develop our associates and aim to promote from within.

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Policies and procedures in place to promote a supportive and safe environment and culture include, but are not limited to:

•	Our Code of Conduct includes policies on conflict of interest, acceptance of gifts, confidential and proprietary information and protection against retaliation for reporting violations of the Code Conduct. All associates must review and sign off their acknowledgement of the Code of Conduct.
•	Our corporate management and supervisors have been provided training regarding diversity, discrimination and harassment.
•	We also have a Whistleblower Policy that gives guidance to report any improper activities by the Company or any associate. The policy also includes a no retaliation clause, prohibiting any retaliation against associates who report violations.

We believe that our Company culture helps to retain our associates. We have had several associates retire after more than 40 years of service. The Average Years of Service By Position graph is for active associates as of 12/31/2020.

Average Years of Service By Position

Social Responsibility

We require our vendors to conduct business in a socially responsible manner. The Company’s Vendor Code of Conduct includes the vendor and also extends to its employees, agents, contractors, factories, and any third party acting on its behalf and requires all vendors to attest to compliance with the following:

•	Must not use child labor in the manufacturing of the merchandise we purchase and all factories must be in compliance with the laws of the country where our merchandise is produced.
•	Must pay factory wages that meet or exceed the minimum requirements.
•	Must maintain reasonable work hours in accordance with local laws.
•	Must not use forced labor.
•	Must provide all employees with safe and healthy work conditions.
•	Must promote an environment of dignity and respect, free from abuse or harassment of workers.
•	Must recognize and respect lawful rights of freedom of association and the right of employees to seek or not to seek representation from outside third parties for the purposes of collective bargaining under local law.
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Our Customers and Community

The Company has a long history of charitable giving in the communities in which it serves.

The Company has made cash donations of more than $14 million to charities over the past 20 years. Many of these donations are health and education focused scholarships, as well as other endowments:

•	Our Grassroots program allows stores to directly sponsor local charities in the communities in which they serve.
•	We recognize the need for quality healthcare for all and have sponsored scholarships to those seeking their nursing and other allied health professional degrees, as well as the advancement of continuing education and training of current health care professionals.
•	The Cato Education Center at the YMCA of Greater Charlotte supports expanded youth education programs and provides scholarships to enable participation.
•	The Cato Scholarship for Education sponsors scholarships for students seeking to become educators. We understand that to have great education for our children, we must have great teachers.
•	The Cato Opportunity Scholarship Fund benefits low-income students from minority populations traditionally underrepresented in higher education and from high schools with high poverty enrollments.
•	The Cato Award for Faculty Excellence retains high quality faculty in the education field, rewarding excellence in teaching, research and community engagement.
•	The Cato Adult Career Enhancement Scholarship Fund supports adult students who are at least five years past high school graduation and have a significant need.

We contribute merchandise to local charities in the communities we serve, as well as national charities that provide new clothes to those in need, from school clothes for children, to professional clothing for job seekers. Since 2011, we have donated clothing valued at over $150 million.

Our Environment

We are pursuing a number of initiatives to lower our environmental impact throughout our supply chain, by lowering energy consumption, sourcing more sustainable products, and increasing our recycling program. Our environmental initiatives include, but are not limited to:

•	Sustainable Product Offerings – We are collaborating with our vendors to offer sustainable merchandise in our stores. Approximately 30% of our denim products include recycled materials.
•	LED Lighting Initiative – We have installed LED lighting in our stores, signs and home office to reduce energy usage.
•	Energy Management Systems – Our corporate office and larger stores have energy management systems to efficiently manage energy needs and reduce energy usage.
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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the shares of the Company’s Class A Stock and Class B Stock issuable under all of the Company’s equity compensation plans as of January 30, 2021:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	—	—	3,979,491
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	3,979,491

(1)	This category includes 3,961,473 shares of Class A Stock available for future issuance under The Cato Corporation 2018 Incentive Compensation Plan and 18,018 shares of Class A Stock available for future issuance under The Cato Corporation 2013 Employee Stock Purchase Plan.
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2020 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Impact of COVID-19 Pandemic on Fiscal Year 2020 Financial Performance

The COVID-19 pandemic has adversely impacted the Company’s business, financial condition and operating results through fiscal 2020. Beginning in the last half of the first quarter of 2020, all of the Company’s stores were closed due to state and local orders. The stores began to re-open in the second quarter of 2020 as state and local orders were lifted. After re-opening, store traffic and customer demand were significantly lower than fiscal 2019 and continued throughout the remainder of 2020. In addition to lower sales, the Company incurred incremental costs associated with liquidating excess merchandise caused by stores being closed, increased expenses to safeguard our associates, and increased freight and logistics costs. In light of the uncertainties regarding the duration of these conditions and the related downturn in operating cash flows, the Company prioritized the preservation of capital and implemented various cost-cutting measures, including reductions to corporate, field and store overhead, suspension of the dividend and reduction of non-committed capital expenditures. These measures helped to stabilize the Company’s liquidity and cash positions in the second half of fiscal 2020.

Impact of COVID-19 Pandemic on Executive Compensation

As part of the Company’s efforts to preserve capital and reduce spending during the onset of the pandemic, the Company took several compensation-related actions. Beginning in mid-April, the Company temporarily reduced the salaries of associates, including our Named Executive Officers (NEOs), as well as our Board of Directors’ fees. NEOs’ salaries were reduced 25%, the Chief Executive Officer’s (CEO) salary was reduced by 50% and the Board fees were reduced by 50%. These temporary salary and fee reductions were discontinued on August 1, 2020. In addition, the Company suspended its 2020 merit raises and its discretionary 401(k) match for associate contributions in 2020.

Due to the adverse impact of the COVID-19 pandemic, the Company did not meet its fiscal 2020 performance targets to qualify for annual cash incentive compensation payments to its associates, including the NEOs. In recognition of the efforts of our associates throughout fiscal 2020 and to aid in retention, the Compensation Committee approved a discretionary bonus for eligible associates, including NEOs, equivalent to 20% of the associates’ bonus potential under the annual cash incentive compensation program.

Overview of Compensation Program for Named Executive Officers

Pay for performance and retention, both at the corporate and individual levels, is the overriding philosophy behind the design of the compensation program for Named Executive Officers (“NEOs” – see “Summary Compensation Table”) at The Cato Corporation. The Compensation Committee has established this philosophy to motivate superior individual and team performance among the executives. The elements of the compensation program are designed to reward higher levels of performance, which the Compensation Committee believes will attract and retain qualified and high-performing executives and, in turn, result in increased productivity and more effective execution of strategic decisions, leading ultimately to maintaining a competitive edge within the retail industry.

NEOs receive a base salary that recognizes the value of executive talent within the retail marketplace, and these salaries generally increase annually based upon individual and Company performance. The Company also provides NEOs with an annual cash incentive opportunity designed to reward achievement of annual business objectives, which the Compensation Committee believes will translate into long-term shareholder value.

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The Company grants annual equity incentive awards that allow NEOs the opportunity to accumulate long-term capital in the form of Company stock, in order to align NEOs with shareholder interests and to encourage retention through five-year vesting schedules, with vesting not beginning until year three. The Compensation Committee’s intent is to continue including annual equity incentive awards as an element of NEO compensation. The Compensation Committee also imposes strong stock ownership requirements under which all long-term incentive (“LTI”) eligible associates, including NEOs, must continue to maintain a multiple of their base salaries in Company stock after giving effect to any sale of vested restricted stock.

The Company maintains a nonqualified deferred compensation plan as a competitive measure that the Company believes will assist in attracting and retaining qualified and high-performing associates and to allow associates whose ability to contribute to the Company’s 401(k) plan are limited under discrimination testing to defer current compensation. The plan is generally open to associates in management, including NEOs and all members of the Board of Directors. The Company does not make contributions to the plan.

The Company provides its NEOs with the same core benefits that are offered to all full-time salaried associates. NEOs do not have employment or change of control agreements (see “Executive Agreements and Potential Payments on Termination or Change of Control”).

Say-on-Pay and Say-on-Frequency Results

The Compensation Committee reviewed the results of the non-binding “say-on-pay” proposal in the fiscal 2020 proxy statement, which was the most recent advisory “say on pay” vote by the shareholders. The Company also has conversations from time to time with its shareholders, including its larger outside shareholders, about its compensation practices. The Compensation Committee considers this shareholder feedback in assessing the Company’s compensation programs, but did not implement changes for fiscal 2021 as a direct result of the vote. The Compensation Committee will review the results of the vote at the 2021 Annual Meeting and other shareholder feedback and will determine if any changes should be made to the compensation program, as a result of the vote or otherwise. The Compensation Committee will again submit its executive compensation program to a non-binding shareholder “say-on-pay” at the 2022 Annual Meeting.

The Company intends to hold an advisory vote on the compensation of NEOs annually until the next required vote on the frequency of shareholder votes on executive compensation, which we expect to occur at the Company’s 2023 Annual Meeting.

External Benchmarking for Named Executive Officers

In reviewing the NEOs’ compensation structure, the Committee relies on multiple external benchmarking sources, including (1) a customized peer group of competitors and other retail companies within a reasonable revenue range, geography, or store size and (2) web-based data to stay abreast of current compensation practices and to determine geographic cost of living differences.

Peer Group

In 2020, the Committee assessed and decided to add three companies and remove two companies from the peer group for 2019. Destination Maternity Corporation was removed from the group following bankruptcy filing. The Children’s Place Retail Stores, Inc. was removed, as it is no longer viewed as comparable. Francesca’s Holdings Corp., Tilly’s, Inc., and Zumiez, Inc. have been added, based on the factors described above.

Ascena Retail Group, Inc.	Express, Inc.	Stage Stores, Inc.
Buckle Inc.	Francesca’s Holdings Corp.	Stein Mart, Inc.
Chicos Fas Inc.	J. Jill, Inc.	Tilly’s, Inc.
Christopher & Banks Corp.	RTW Retailwinds, Inc.	Zumiez, Inc.
Citi Trends, Inc.	Shoe Carnival Inc.
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In 2021, the Committee assessed and decided to add five companies and remove six companies from the peer group as described above for 2020. Ascena Retail Group, Inc., Christopher & Banks Corp., Francesca’s Holdings Corp., RTW Retailwinds, Inc., Stage Stores, Inc. and Stein Mart, Inc. were removed from the group following bankruptcy filing. Boot Barn Holdings, Inc., Children’s Place Inc., Destination XL Group, Inc., Genesco Inc. and Hibbet Sports, Inc. have been added, based on the factors described above.

Boot Barn Holdings, Inc.	Destination XL Group, Inc.	Shoe Carnival Inc.
Buckle Inc.	Express, Inc.	Tilly’s, Inc.
Chicos Fas Inc.	Genesco Inc.	Zumiez, Inc.
Children’s Place Inc.	Hibbet Sports, Inc.
Citi Trends, Inc.	J.Jill, Inc.

Competitive Positioning of Named Executive Officers

The CEO is compared to the industry peer group based on compatible title match, while the other NEOs are compared to retail survey matches based upon job content. The Committee believes annual equity awards allow it to employ a leveraged pay strategy for NEOs. The CEO’s base salary in 2020 comprised approximately 26% of his target total direct compensation, while the other NEOs’ base salaries ranged from 43% to 44% of their target total direct compensation. The CEO’s base salary in 2021 will comprise approximately 26% of his target total direct compensation, while the other NEOs’ base salaries will comprise approximately 44% of their target total direct compensation.

Target total direct compensation is defined as base salary plus target annual cash incentive opportunity plus target annual equity opportunity. For 2020, total direct compensation of NEOs was between the 25th and 75th percentiles of the appropriate market. In 2021, the Committee also established target total direct compensation of NEOs between the 25th and 75th percentiles of the appropriate market.

Total direct compensation for any particular NEO may fall above or below the percentiles discussed above, depending upon the Company’s financial performance and the NEO’s individual performance, experience in the function and/or tenure with the Company.

Components of Compensation

Our compensation program is designed around attracting and retaining talented leadership and to reward them for achieving key strategic and financial metrics. The compensation program provides a base salary, a cash incentive bonus linked to pre-tax, pre-bonus income targets, and a long-term equity program designed to align executives’ interests with shareholder interests and the long-term performance of the Company. The following table provides a summary of compensation components, objectives and details with respect to each component for fiscal 2020.

	Compensation Component	Objectives and Key Features	Highlights for Fiscal 2020
FIXED	Base Salary	* Provides appropriate fixed cash compensation necessary to attract and retain executives.	* In fiscal 2020 the annual merit increase was suspended due to COVID-19 related economic conditions.

		* Reflects position’s relative value in the marketplace, the executive’s scope and breadth of responsibility and individual contribution.	* From April 6, 2020 to August 1, 2020 the CEO’s salary was reduced by 50% and NEO salaries were reduced by 25% in response to economic conditions related to COVID-19 pandemic.
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	Compensation Component	Objectives and Key Features	Highlights for Fiscal 2020
AT RISK	Annual Cash Incentive	* Provides incentive for short-term performance across multiple metrics. * Focuses executives on achieving specific annual financial and operating results aligned with our business strategies.

* There were no annual incentive awards earned for fiscal 2020, as awards are tied to goals which were established prior to the onset of the COVID-19 pandemic for:

* Pre-Tax, Pre-Bonus Income metric utilized to determine bonus payout.

* Bonus payout never exceeds the maximum annual incentive opportunities. To the extent that the Company exceeds pre-established goals, any excess is shared ratably through our ESOP program for all qualified associates (over age 21, worked 1,000 hours & employed on last day of plan year).

* Maximum annual incentive opportunities range from 75% to 150% of base salary, based on Company performance against the pre-established goals.	Bonus pay out percentage by year:

		CEO	OTHER NEOs

	2020	0%	0%

* Uses Performance measures we believe are key drivers of shareholder value.	2019	150%	75%

	2018	135%	67%

	2017	0%	0%

	2016	0%	0%

AT RISK	Long-Term Equity Incentives

* Provides incentive for long-term performance.

* Links compensation to the creation of long-term shareholder value.

* Aligns interests of management with those of shareholders.

* Supports retention of key talent.

* In fiscal 2020, annual equity awards to the NEOs consisted of time-based restricted stock.

* Restricted stock vests over five years, with three near equal annual installments, beginning year three.

* Restricted stock award is subject to continued employment.

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Annual Base Salary

The Committee believes that annual base salaries should be competitive within the retail industry for jobs of similar size and scope in order to attract and retain talented NEOs. Base salaries serve as the foundation for annual cash incentives (discussed below), which express incentive opportunity as a percentage of annual base salary. NEO base salary levels and potential increases are linked to individual performance. Furthermore, Company financial performance is a consideration when determining salary budgets, which determine annual salary increases for the NEOs and other members of management.

The Committee uses a formal job evaluation methodology to evaluate both the internal and external equity of the NEOs’ base salary levels. Internal equity is considered in order to ensure that NEOs are compensated at an appropriate level relative to other members of executive management, while external equity is a measure of how NEO compensation compares to compensation for comparable jobs at similar companies. The Committee, with the assistance of its outside consultant, intends to periodically review the Company’s NEO positions to assess the relative size of each position, specifically evaluating scope of responsibilities, complexity of the role, and its impact on the success of the business. Once the jobs are valued independently, the next step is to compare them to determine relative relationships. The final step then relates the job evaluation data to market-based pay opportunities. In addition, the Company’s retail peer group proxy data is reviewed annually as another method of evaluating the NEOs’ base salary competitiveness.

Due to the COVID-19 pandemic, associates, including the NEOs, did not receive merit increases to their base salaries in 2020 as part of the Company’s capital preservation strategy. Base salary represented 26% of the CEO’s total compensation for 2020 (as reported in the Summary Compensation Table), and ranged from 44% to 45% for the other NEOs. From April 6, 2020 to August 1, 2020 the CEO’s salary was reduced by 50% and the other NEOs’ salaries were reduced by 25% in response to economic conditions related to the COVID-19 pandemic.

Annual Cash Incentive Program

Pursuant to the Company’s 2018 Incentive Compensation Plan (the “Plan”), which allows for a variety of cash and equity-based incentive awards, the Company provides NEOs with annual cash incentive opportunities conditioned upon achievement of consolidated pre-tax, pre-bonus income relative to a pre-established target, provided the Company is profitable. NEOs’ annual cash incentives are determined based upon two factors: (1) the degree to which the overall Company’s pre-tax, pre-bonus income performance target is achieved, and (2) the NEO’s individual performance. The Committee believes establishing annual consolidated pre-tax, pre-bonus income targets focuses NEOs on achieving profitability through top-line revenue growth and margin improvement coupled with expense management.

NEOs have the opportunity to earn an annual incentive that is a percentage of their base salary. The CEO’s 2020 maximum annual incentive opportunity was set at 150% of base salary and other NEOs was set at 75% based on pre-defined performance goals. Unlike many of our peer group, we do not allow payouts to exceed the maximum annual incentive opportunity, so that achievement of Company performance goal over target (maximum) does not result in payouts in excess of the bonus potential. Unlike many in our peer group, we cap NEO annual incentive payout at the top end of these ranges, so that achievement of Company performance goals in excess of target results in broader sharing through additional Company payments under its Employee Stock Ownership Program (“ESOP”) for the benefit for all qualified employees (sometimes referred to herein as “associates”) rather than enhancement of NEO incentive payouts; see “Employee Stock Ownership/Profit Sharing”. However, NEOs may receive less than their maximum potential (as would normally be calculated solely based upon Company financial performance) if their individual performance does not meet objective goals and expectations during the fiscal year. The Committee believes these maximum bonus opportunities provide sufficient motivation for the NEOs to strive to increase consolidated net income.

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For fiscal 2020, the Committee established a consolidated pre-tax, pre-bonus income target as the performance metric for the target annual cash incentive. The Committee established a target for the payment of a 20% bonus (the minimum), as well as a target for bonus payment of 100% (the maximum). These targets were established before the severity of the COVID-19 pandemic was realized and were not subsequently revised to reflect the effects of the pandemic. As the Company’s fiscal 2020 results fell short of the performance target needed to trigger a minimum cash incentive bonus of 20%, no payouts were made under the Plan. However, in recognition of the efforts of our associates throughout fiscal 2020 and to aid in retention, the Committee approved a discretionary bonus for eligible associates equivalent to 20% of the associates’ bonus potential, including NEOs.

For fiscal 2021, the Committee established a consolidated pre-tax, pre-bonus income target as the performance metric for the target annual cash incentive. The Committee established a target for the payment of a 20% bonus (the minimum), as well as a target for bonus payment of 100% (the maximum).

Employee Stock Ownership Program/Profit Sharing

The Committee believes that associates should share in the profits and ownership of the Company and has an Employee Stock Ownership Program/Profit Sharing plan. All associates are automatically enrolled if they are over 21, worked at least 1,000 hours, and are employed on the last day of the plan year. Each year the company contributes 1% of pre-tax, pre-bonus income to the plan, which is contributed to every associate’s individual ESOP account. The plan has a 5-year vesting with 20% vesting each year.

Unlike many in our peer group, we cap NEO annual incentive payout at the top end of the incentive bonus ranges, so that achievement of Company performance goals in excess of target results in broader sharing through additional Company payments under its ESOP program for the benefit for all qualified associates rather than enhancement of NEO incentive payouts. When the Company performs above the maximum target for any given year, any additional amount above the maximum target is contributed to the ESOP/Profit Sharing plan for distribution to all associates’ accounts. The Committee did not approve a 2020 ESOP contribution based on fiscal 2020 results.

Long-Term Equity Incentives and Ownership Requirements

The Committee believes that LTI equity awards offer balance among the following goals of the Company’s LTI strategy:

•	Incent creation of long-term shareholder value;
•	Promote retention through the five-year vesting schedule and full-value nature of the equity award;
•	Promote ownership and long-term capital accumulation with full-value stock awards; and
•	Facilitate improved market-competitive total direct compensation by adding an equity component to the NEO target total cash compensation.

The Committee currently grants restricted stock to NEOs other than the CEO with a five-year time-based vesting requirement, with 33%, 33% and 34% of the grant vesting on the third, fourth and fifth anniversaries of the grant date, respectively, to link NEO compensation with creation of long-term shareholder value, align management focus with shareholder interests and increase retention of key employees. The Committee believes that relying on meaningful stock ownership requirements with a range of 300% - 600% of base salary (details discussed below), along with time-based vesting (when coupled with the annual cash incentive) that does not begin until the third year, incentivizes performance to increase stock appreciation through higher net income, promotes ownership and long-term capital accumulation and enhances the long-term retention of key associates by increasing the value of shares subject to the time-based vesting requirements. If an NEO terminates employment for any reason, the LTI award is forfeited to the extent it is not vested. Discretionary exceptions to forfeiture may be approved by the Committee (e.g., upon normal retirement).

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To encourage management ownership of Company stock and thus further align their interests with shareholders, the Committee has established stock ownership requirements for LTI awards (i.e., a recipient cannot sell vested stock unless his/her ownership requirement is achieved and maintained, except for the payment of tax exception noted below). NEOs (as well as other LTI eligible associates) can satisfy these requirements through ownership of stock acquired with personal funds (including the exercise of stock options and stock held in the Employee Stock Purchase Plan) or by retaining vested restricted stock.

The Company’s current restricted stock ownership requirements vary depending upon position. The CEO cannot sell vested stock unless he continues to own Company stock with a fair market value equal to at least 600% of his then base salary, and the other NEOs cannot sell vested stock unless they continue to own Company stock with a fair market value equal to at least 300% of their then base salary. The single exception to this ownership requirement is that up to 45% of vesting restricted stock may be sold to meet tax liabilities associated with that vesting. In setting these ownership requirements, the Committee relied upon prevalent market data from its outside compensation consultant. While the Committee chose to set the CEO’s ownership requirement higher than what was most prevalent for the general market, the other NEOs’ ownership requirements were established based upon the most prevalent multiples in the survey. The CEO has achieved the ownership requirements.

LTI award targets are expressed as a percent of base salary–140% for the CEO, and range from 50% to 60% for the remaining two NEOs. Under the Plan, the number of restricted shares granted to NEOs and other eligible associates are determined using the rolling average 90-day price set within the 30 days prior to the Compensation Committee meeting where the broad-based annual LTI award is approved. This methodology generally mitigates the impact of short-term fluctuations in stock price that could otherwise significantly impact the share calculation. In 2020, however, the impacts of the Covid-19 pandemic on the share price during this 90 day window resulted in a calculated share price of $9.16, as compared to the $11.37 share price at the end of the fiscal year. Individual performance, based upon input from the CEO and/or Compensation Committee, can adjust final award payouts up or down.

At its March 2020 meeting, the Committee granted LTI awards based on the LTI award targets to NEOs and non-NEOs that are subject to five-year time-based vesting, with vesting not beginning until year three and previously described ownership requirements.

At its March 2021 meeting, the Committee granted LTI awards based on 70% of the LTI award targets (98% of CEO base salary and a range of 35% to 42% of based salary for the remaining two NEOS) to NEOs and non-NEOs that are subject to five-year time-based vesting, with vesting not beginning until year three and previously described ownership requirements. The 70% LTI award was based in part on the impact the Covid-19 pandemic had on the Company’s stock price as described above. The Compensation Committee determined that the number of shares to be issued using the Covid-19 pandemic impacted average share price resulted in a share grant 130% higher than the largest grant awarded. The Compensation Committee believes that a 70% LTI award will satisfy the Committee’s LTI strategy, as well as balance the dilutive effect of issuing restricted shares for existing shareholders.

Stock option grants under the Plan cannot have exercise prices set at less than 100% of fair market value of the Company’s stock on grant date. The Plan defines “fair market value” as the average of the high and low share price on the grant date. The grant date for all broad-based LTI awards occurs on a pre-established future date set by the Committee. However, within guidelines established by the Committee, the CEO may make LTI awards in the case of new hires and promotions not involving NEOs, and the Committee will ratify such awards provided they are consistent with established guidelines.

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Nonqualified Deferred Compensation

The Company offers certain associates, generally management level and above, including NEOs, and all members of the Board of Directors, the opportunity to participate in a nonqualified deferred compensation plan, which is an unsecured nonqualified defined contribution plan. The Deferred Compensation Plan allows participants to defer a maximum of 50% of their base salary and 100% of any bonuses paid, or in regard to Directors, 100% of the fees earned for board and committee services. Elections to participate in the Deferred Compensation Plan and the percentage of compensation to defer are made by participants on an annual basis, prior to the beginning of the year in which the compensation is earned. The Company does not currently make any contributions to the Deferred Compensation Plan.

The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant plus earnings (or minus losses). In accordance with tax requirements, the assets of the Deferred Compensation Plan are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the participant. Investment option transfers may be made daily. The plan offers investment options similar to those available to participants in the Company’s 401(k) plan, including fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments. Earnings and gains or losses on each deemed investment are credited or debited to each participant’s account on a monthly basis based on the actual performance of the funds in which the participant is deemed invested. The participants are 100% vested in their contributions and all earnings on those contributions.

A “Rabbi Trust” was established to provide a funding vehicle for the nonqualified obligations to the participants, and this trust holds life insurance policies on some of the plan participants. The Company contributes cash to these life insurance policies in amounts equal to the compensation deferred by plan participants. The cash value of the life insurance policies is allocated among funds that are similar to the funds offered to participants as investments under the plan. Distributions from the plan may be made from the cash surrender value investments or from Company funds.

Deferred account balances are distributed to the plan participants in accordance with elections made by the participant at the time the deferral is made, subject to Section 409A of the Code. A participant may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, an unforeseeable emergency or a change of control, each of the last two events as defined in Section 409A of the Code. A participant may also elect to receive distributions while still employed by the Company if he or she elects to have in-service or education distributions, made at a date specified by the participant.

Benefits and Perquisites

The Company provides NEOs with core benefits offered to its other full-time associates (e.g., medical, dental, vision care, prescription drugs, basic life insurance, short-term disability, long-term disability, 401(k), profit sharing, employee stock ownership plan, and employee stock purchase plan). The Company does not provide any other perquisites, including, for example, country club memberships, airplane usage or car allowances.

The Committee’s overall benefits philosophy for NEOs focuses on providing basic core benefits, with NEOs using their own cash compensation to obtain such other services as they individually determine appropriate.

Benefits and perquisites provided to the NEOs are summarized in the Summary Compensation Table. No NEO received perquisites in 2020 with a total value equal to or greater than $10,000.

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Executive Agreements and Potential Payments on Termination or Change of Control

The Company does not have individual employment agreements with NEOs, and the Committee does not intend to commence this practice in 2021. No NEO has specific change of control benefits or protection different from any other salaried associate. Change of control treatment for NEOs will follow standard Company policies as outlined in LTI award agreements and the Plan (see “Potential Payments Upon Termination or Change in Control” below).

Tax and Accounting Implications

The Committee, with the assistance of management, has considered other tax and accounting provisions in developing the pay programs for our NEOs, including the CEO. These include the accounting treatment of various types of equity-based compensation under Financial Accounting Standards Board Accounting Standards Codification Topic 718, as well as the overall income tax rules applicable to various forms of compensation. Nevertheless, the focus in the design of the NEO compensation program has been to retain and motivate NEOs, not to achieve potential tax, accounting or other regulatory advantages. Therefore, while the Committee considers the potential deductibility of awards and accounting considerations as a factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of the Company’s executive compensation program even if the awards are not deductible for income tax purposes or provide favorable accounting treatment.

Engagement and Use of Independent Compensation Consultants

The Compensation Committee’s charter provides the Committee with the authority to engage compensation consultants (and other advisors) as it deems appropriate to assist with the performance of its duties.

The Committee has retained Aon Hewitt, an external compensation consultant, to advise the Committee on executive compensation issues. At the direction of the Committee, Aon Hewitt advised the Committee with comparative market data based on analyses of the practices of the peer group as well as advising on the composition of the peer group. Aon Hewitt provided guidance on industry best practices and advised the Committee on the structure of the executive compensation program for the CEO and other Senior Executive positions. The consultant’s primary contact with management is the Senior Vice President, Human Resources & Chief Legal Officer, who serves as the liaison with other members of management, as needed. Interaction with management occurs mainly to provide the consultant with Company data and a better understanding of the Company’s pay policies and practices, which will assist them with the consulting engagement. The Compensation Committee has assessed the independence of Aon Hewitt pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Aon Hewitt from independently advising the Compensation Committee.

Role of Executives in Establishing Compensation

Members of management are essential in providing input to the Compensation Committee throughout the year concerning the effectiveness of the executive compensation program, selection of performance criteria, financial performance of the Company, and performance of individual executives. The Chief Executive Officer, Chief Financial Officer and Senior Vice President, Human Resources & Chief Legal Officer are the key members of management who advise the Committee and supply needed and accurate information. The Committee regularly invites them to attend Committee meetings, participate in the presentation of materials, and facilitate discussions concerning management’s perceptions of the executive compensation programs and general views concerning a variety of compensation issues. Additional senior members of management participate in meetings as requested by the Committee. However, the Committee makes final decisions concerning all aspects of NEO compensation, including the design, structure and levels of NEO compensation, including salary increases, performance measures and targets, variable pay targets as a percent of base salaries, determination of annual incentive bonus payouts based upon individual and Company performance, and determination of LTI awards.

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Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the management of the Company and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended January 30, 2021.

Compensation Committee Members:

D. Harding Stowe, Chair
Bailey W. Patrick
Dr. Pamela L. Davies

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Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2), (3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
John P. D. Cato	2020	1,111,046	391,839	1,167,561	—	—	94,074	2,764,520
Chairman, President &	2019	1,298,165	—	1,643,782	—	1,959,194	370,307	5,271,448
Chief Executive Officer	2018	1,266,502	—	1,015,168	—	1,720,267	281,346	4,283,283

John R. Howe	2020	430,475	69,783	178,227	—	—	18,495	696,980
Executive Vice President &	2019	462,380	—	250,926	—	348,913	92,303	1,154,522
Chief Financial Officer	2018	451,103	—	309,926	—	306,362	58,753	1,126,144

M. Tim Greer (6)	2020	155,956	—	128,576	—	—	12,728	297,260
Executive Vice President	2019	400,301	—	181,033	—	302,068	74,298	957,700
Director of Stores	2018	390,538	—	223,603	—	265,230	44,674	924,045

Gordon D. Smith	2020	338,798	54,921	116,888	—	—	14,843	525,450
Executive Vice President	2019	363,911	—	164,564	—	274,607	70,845	873,927
Chief Real Estate & Store	2018	355,035	—	203,268	—	241,119	42,105	841,527
Development Officer

(1)	The amounts shown represent a discretionary bonus granted by the Compensation Committee in recognition of the efforts of our associates, including our NEOs, throughout fiscal 2020 and to aid in retention.

(2)	The amounts shown in this column represent the aggregate grant date fair value of current year grants of restricted shares of Cato Class A Stock, as computed in accordance with FASB ASC Topic 718. Grants in 2018 were made under the 2013 Incentive Compensation Plan; Grants in 2019 and 2020 were made under the 2018 Incentive Compensation Plan. Grants were not subject to performance criteria but are subject to a five-year vesting schedule. Plan participants have the right to all dividends during the restricted period and current year dividends are included under All Other Compensation.

(3)	Assumptions related to the valuation of restricted stock and options are incorporated by reference to the footnotes of the Company’s financial statements in its Annual Report on Form 10-K.

(4)	The amounts shown in this column in 2019 constitute the cash Annual Incentive opportunity earned by each Named Executive Officer based on established criteria under the 2018 Incentive Compensation Plan; amounts shown in 2018 are based on established criteria under the 2013 Incentive Compensation Plan.

(5)	The amounts shown in this column represent amounts of Company matching contributions and profit sharing contributions to the Named Executive Officer’s 401(k) accounts, Company contributions to the Named Executive Officer’s account under the Company’s Employee Stock Ownership Plan (the “ESOP”), dividends received during the year by the Named Executive Officer on unvested restricted stock and amounts imputed to the Named Executive Officer for life insurance coverage under the Company’s Group Term Life Insurance plan. The amount of 401(k) matching contributions were determined according to provisions as outlined in the Company’s 401(k) Plan documents and as approved by the Compensation Committee. The amount of ESOP contributions were determined according to provisions as outlined in the ESOP plan documents. The cumulative contributions to the ESOP were determined pursuant to each annual performance criteria approved by the Compensation Committee under the 2013 Incentive Compensation Plan and 2018 Incentive Compensation plan. The amounts imputed under the Group Term Life Insurance plan are calculated under IRS guidelines and are based on life insurance coverage of two times the annual salary of the Named Executive Officer capped at a coverage limit of $350,000. See table below for quantification of 2020 items reported in this column.

(6)	Mr. Greer retired from the Company on May 22, 2020.
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The amount of each component of All Other Compensation for each Named Executive Officer is as follows:

Fiscal 2020 All Other Compensation

Name	401(k) Matching Contributions ($)	ESOP Contributions ($)	Imputed Group Term Life Insurance Costs ($)	Restricted Stock Dividends ($)	Total All Other Compensation ($)
John P. D. Cato	—	—	3,316	90,758	94,074
John R. Howe	—	—	1,475	17,020	18,495
M. Tim Greer	—	—	443	12,285	12,728
Gordon D. Smith	—	—	3,680	11,163	14,843
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Grants of Plan-Based Awards in Fiscal 2020

								Grant Date
								Fair Value
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			of Stock and
		($) (1)			(#) (2)			Option
								Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	($) (3)
John P. D. Cato	5/1/2020	—	1,959,194	1,959,194	—	105,091	105,091	1,167,561
John R. Howe	5/1/2020	—	348,913	348,913	—	16,042	16,042	178,227
M. Tim Greer (4)	5/1/2020	—	302,068	302,068	—	11,573	11,573	128,576
Gordon D. Smith	5/1/2020	—	274,607	274,607	—	10,521	10,521	116,888

(1)	The amounts shown constitute the cash Annual Incentive Bonus potential for each Named Executive Officer based on established criteria under the 2018 Incentive Compensation Plan. No payouts will be made with respect to these awards because the Company did not meet threshold performance targets.

(2)	The amounts shown represent Class A restricted stock awards under the 2018 Incentive Compensation Plan. These awards will vest 33% in 2023, 33% in 2024 and 34% in 2025.

(3)	The fair market value of the Company’s stock on the grant date of May 1, 2020 as traded on the New York Stock Exchange on May 1, 2020, was determined by averaging the high of the day ($11.40) and the low of the day ($10.82).

(4)	Mr. Greer retired from the Company on May 22, 2020.

All restricted stock awards made during fiscal year 2020 were of Class A Stock. All of the awards are subject to a five-year vesting requirement with 33%, 33% and 34% of the grant vesting on the third, fourth and fifth anniversaries of the grant date, respectively. The unvested awards are subject to forfeiture if the named executive terminates employment with the Company. Each grantee is required to own a certain multiple of his base salary before being able to sell the restricted stock. However, each grantee may sell up to 45% of vesting restricted stock to meet associated tax liabilities.

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Outstanding Equity Awards at 2020 Fiscal Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
John P. D. Cato	332,682	3,782,594
John R. Howe	60,417	686,941
M. Tim Greer (3)	—	—
Gordon D. Smith	39,622	450,502

(1)	All stock awards shown are restricted stock grants and are Class A Stock. The restricted shares vest over five years with 33% of the shares vesting in years three and four and 34% vesting in year five. The expected restricted shares vesting over the next five years is 17% in 2021, 24% in 2022, 28% in 2023, 21% in 2024 and 10% in 2025.

(2)	The closing market value of the Company’s stock was $11.37 on the last trading day of the fiscal year, January 29, 2021.

(3)	Mr. Greer retired from the Company on May 22, 2020.
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Option Exercises and Stock Vested in Fiscal 2020

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($) (1)
John P. D. Cato	47,434	526,992
John R. Howe	7,201	80,003
M. Tim Greer (2)	5,212	57,905
Gordon D. Smith	4,725	52,495

(1)	The fair market value of the Company’s stock on the vesting date of May 1, 2020, as traded on the New York Stock Exchange on May 1, 2020, was determined by averaging the high of the day ($11.40) and the low of the day ($10.82).

(2)	Mr. Greer retired from the Company on May 22, 2020.
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Nonqualified Deferred Compensation for Fiscal 2020

Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($) (3)
John P. D. Cato	—	—	—	—	—
John R. Howe	—	—	97,027	—	2,315,081
M. Tim Greer	60,414	—	38,084	(591,750)	468,281
Gordon D. Smith	—	—	—	—	—

(1)	Represents the NEO’s deferrals to the Nonqualified Deferred Compensation Plan. These amounts are included in the Summary Compensation Table under “Salary” and “Non-Equity Incentive Compensation” or both, as applicable.

(2)	These amounts are not reported in the Summary Compensation Table as the earnings included in this column are based on the investment options selected by the NEO, and do not include above-market or preferential earnings.

(3)	For Mr. Howe, $1,736,889 of the aggregate balance was reported in a Summary Compensation Table for previous years and for Mr. Greer, $1,046,345 of the aggregate balance was reported in a Summary Compensation Table for previous years.

Please see “Compensation Discussion and Analysis – Nonqualified Deferred Compensation” for a description of the Company’s Nonqualified Deferred Compensation Plan.

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Potential Payments Upon Termination or Change in Control

Under the terms of our 2018 Incentive Compensation Plan and 2013 Incentive Compensation Plan, upon any “change in control,” all unvested restricted stock awards would immediately vest. For this purpose, any of the following events would be a change in control: (1) any person, entity or group becomes the beneficial owner of more than 50% of the combined voting power of the Company’s then outstanding securities (subject to certain exceptions); (2) a merger, reorganization, consolidation or sale or other disposition of all or substantially all of the Company’s assets occurs, after which our shareholders as a group do not retain at least 50% of the voting power of the surviving entity; (3) the complete liquidation or dissolution of the Company; or (4) a change in the majority of our directors in any two-year period that our directors have not approved. However, in the event any holder of restricted stock is materially affiliated with the person, entity or group that effects the transaction that would otherwise constitute a change in control, that holder’s unvested restricted stock awards do not become immediately vested in connection with that transaction. If any change in control had occurred on January 30, 2021 (and assuming none of the NEOs was materially affiliated with the person, group or entity effecting the change in control transaction), the following table shows the number of shares that would have vested and the value of those shares for each NEO based on the closing market value of the Company’s stock of $11.37 on the last trading day of the fiscal year, January 29, 2021.

Name	Shares That Would Have Vested Upon a Change in Control #	Vesting Value ($)
John P. D. Cato	332,682	3,782,594
John R. Howe	60,417	686,941
Gordon D. Smith	39,622	450,502

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of the Securities and Exchange Commission’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. John Cato, our Chief Executive Officer. The pay ratio included below is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the amount of compensation of the median-compensated employee and the pay ratio reported by other companies may not be comparable to our estimates reported below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

For our fiscal year ended January 30, 2021 (“fiscal 2020”) the total compensation of the Company’s Chief Executive Officer of $2,764,520, as presented in the Summary Compensation Table, was approximately 236 times the total compensation of the Company’s median employee of $11,716 calculated in the same manner. The median employee is a part-time employee and was identified by reviewing the total cash compensation for all employees, excluding the Company’s Chief Executive Officer, who were employed by the Company on December 31, 2020. All of the Company’s employees were included, whether employed on a full-time or part-time basis. Adjustments were made to annualize the compensation of employees who were not employed by the Company for the entire year. After identifying the median employee based on total cash compensation, the 2020 annual total compensation was calculated for the median employee using the same methodology used for the Company’s Chief Executive Officer as presented in the Summary Compensation Table.

As additional information, the total compensation of the Company’s Chief Executive Officer was approximately 85 times the total compensation of the Company’s median full-time employee of $32,530 calculated in the same manner as the Chief Executive Officer’s total compensation. The median full-time employee is a store manager and was identified by reviewing the total cash compensation for all full-time employees, excluding the Company’s Chief Executive Officer, who were employed on a full-time basis for the entire year.

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FISCAL YEAR 2020 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1), (2)	All Other Compensation ($)	Total ($)
Dr. Pamela L. Davies	59,000	27,289	—	86,289
Theresa J. Drew	64,250	27,289	—	91,539
Thomas B. Henson	64,250	27,289	—	91,539
Bryan F. Kennedy, III	68,417	27,289	—	95,706
Thomas E. Meckley	71,083	27,289	—	98,372
Bailey W. Patrick	59,000	27,289	—	86,289
D. Harding Stowe	72,500	27,289	—	99,789

(1)	All stock awards shown are stock grants of Class A Stock.

(2)	The amount represents the fair market value of 2,874 shares, as computed in accordance with FASB ASC Topic 718, of the Company’s stock granted on June 1, 2020, as traded on the New York Stock Exchange on June 1, 2020, and was determined by averaging the high of the day ($9.88) and the low of the day ($9.11).

Directors who are not employees of the Company receive a fee for their services of $60,000 per year. Each non-employee director is paid $1,500 for attending each Board of Directors meeting and each committee meeting scheduled other than in conjunction with a regularly scheduled Board of Directors meeting. The Committee Chairs of the Corporate Governance and Nominating Committee and the Compensation Committee receive an additional $5,000 per year. The Committee Chair of the Audit Committee receives an additional $10,000 per year. From April 2020 through July 2020 the Board of Directors fees were reduced by 50% in response to economic conditions related to the COVID-19 pandemic.

The Compensation Committee approved stock awards valued at $50,000. The number of shares granted on June 1, 2020 is determined using the rolling average 90-day price set within the 30 days prior to the Compensation Committee meeting. This methodology generally mitigates the impact of short-term fluctuations in stock price that could otherwise significantly impact the share calculation. The 90-day average price was $17.40 and was calculated using the stock prices between October 15, 2019 and February 24, 2020. The resulting 2,874 shares per Director were not subject to vesting requirements or any other restrictions. The Committee intends to grant similar stock awards in future years. All subsequent grants will be effective June 1 each year.

Directors are reimbursed for reasonable expenses incurred in attending director meetings and committee meetings.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and its directors, executive officers, nominees or beneficial owners of more than 5% of any class of the Company’s stock or their immediate family members have a direct or indirect material interest. The Company’s internal controls require the Chief Financial Officer to review and approve all such related person transactions. Thereafter, the Company’s Audit Committee, in accordance with its charter, reviews all related person transactions required to be disclosed. The Related Person Policy for the Company is set forth in the Audit Committee Charter.

Related Person Transactions

During fiscal 2020, there were no transactions between the Company and any related person that met the requirements for disclosure.

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PROPOSAL 4 – RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as independent auditor to examine the Company’s financial statements for the fiscal year ended January 29, 2022. This selection is being presented to the shareholders for their ratification at the Annual Meeting. PricewaterhouseCoopers LLP audited the Company’s financial statements for the fiscal years ended January 31, 2004 through January 30, 2021. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting, respond to appropriate questions from shareholders present at the meeting and, if such representative desires, to make a statement. The affirmative vote of a majority of the votes present or represented at the Annual Meeting and entitled to vote by the holders of Class A Stock and Class B Stock, voting as a single class, is required to approve the proposal.

The directors recommend that shareholders vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor.

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm.

In recommending to the Board of Directors the reappointment of PricewaterhouseCoopers LLP, the Audit Committee took into consideration a number of factors, including the length of time PricewaterhouseCoopers LLP has been engaged, the quality of the Audit Committee’s discussions with representatives of PricewaterhouseCoopers LLP, reports of the PCAOB on PricewaterhouseCoopers LLP, PricewaterhouseCoopers LLP fees and the performance of the lead audit and consulting partners. Under SEC rules and PricewaterhouseCoopers LLP practice, the lead engagement audit partner, as well as consulting partner, is each required to change every five years.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility for safeguarding the Company’s assets and for the integrity of the accounting and reporting practices of the Company and such other duties as directed by the Board. As set forth in the Audit Committee Charter, the Audit Committee is not responsible for conducting audits or preparing or determining whether the Company’s financial statements are accurate or complete or conform to accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of audited financial statements to accounting principles generally accepted in the United States of America.

In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed the audited financial statements for the year ended January 30, 2021 with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of the Company’s internal controls, and discussed with management the effectiveness of the Company’s disclosure controls and procedures used for periodic public reporting. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope and identification of audit risks. The Audit Committee has discussed with the independent registered public accounting firm the communications required by the PCAOB and the Securities and Exchange Commission. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by the Ethics and Independence Rule 3526 titled “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm their independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence.

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Based on the reviews and discussions mentioned above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended January 30, 2021 be included in the Company’s Annual Report to shareholders and Annual Report on Form 10-K to the Securities and Exchange Commission.

Audit Committee Members:

Thomas E. Meckley (Chair)
Theresa J. Drew
Thomas B. Henson
Bryan F. Kennedy, III

Audit Fees

PricewaterhouseCoopers LLP audited the Company’s consolidated financial statements for the fiscal years ended January 30, 2021 and February 1, 2020. The aggregate fees paid to PricewaterhouseCoopers LLP for all professional services rendered for fiscal years ended January 30, 2021 and February 1, 2020 were:

	Fiscal Year Ended January 30, 2021	Fiscal Year Ended February 1, 2020
Audit Fees (1)	$1,008,000	$1,085,000
Audit-Related Fees (2)	—	8,000
Tax Fees (3)	56,000	70,000
All Other Fees (4)	3,000	3,000
	$1,067,000	$1,166,000

(1)	“Audit Fees” represent fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements included in our Annual Reports on Form 10-K, the review of financial statements included in our Quarterly Reports on Form 10-Q and any services normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	“Audit-Related Fees” represent fees for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” represent fees for professional services rendered by PricewaterhouseCoopers LLP for tax compliance related to the filing of the Company’s federal income tax return, assistance with a federal income tax audit, tax advice and tax planning related to foreign, state and local tax.

(4)	“All Other Fees” represent fees paid to PricewaterhouseCoopers LLP for General Accepted Accounting Practices software.
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Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that they do not impair the auditor’s independence from the Company. Accordingly, the Audit Committee has adopted procedures and conditions under which services proposed to be performed by the independent registered public accounting firm must be pre-approved.

Pursuant to this policy, the Audit Committee will consider annually and approve the terms of the audit engagement. Any proposed engagement relating to permissible non-audit services must be presented to the Audit Committee and pre-approved on a case-by-case basis. In addition, particular categories of permissible non-audit services that are recurring may be pre-approved by the Audit Committee subject to pre-set fee limits. If a category of services is so approved, the Audit Committee will be regularly updated regarding the status of those services and the fees incurred. The Audit Committee reviews requests for the provision of audit and non-audit services by the Company’s independent registered public accounting firm and determines if they should be approved. Such requests could be approved either at a meeting of the Audit Committee or upon approval of the Chair of the Audit Committee, or another member of the Audit Committee designated by the Chair. If the Chair or his designee approves a permissible non-audit service, that decision is required to be presented at the next meeting of the Audit Committee. Prior to approving any services, the Audit Committee considers whether the provision of such services is consistent with the SEC’s rules on auditor independence and is compatible with maintaining the auditor’s independence. All of the Company’s Audit-Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

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SHAREHOLDER PROPOSALS

Shareholders who intend to present proposals for consideration at next year’s Annual Meeting are advised that, pursuant to rules of the Securities and Exchange Commission, any such proposal must be received by the Secretary of the Company at the Company’s principal executive offices, 8100 Denmark Road, Charlotte, North Carolina 28273-5975 no later than the close of business on December 20, 2021 if such proposal is to be considered for inclusion in the proxy statement and proxy appointment form relating to that meeting. Such proposals must also comply with the proxy rules of the Securities and Exchange Commission applicable to shareholder proposals intended for inclusion in the Company’s proxy statement. In addition, the Company may direct the persons named in the Company’s Annual Meeting proxy to exercise discretionary voting authority to vote against any matter, without any disclosure of such matter in the Company’s proxy statement, unless a shareholder provides notice of the matter pursuant to the procedures specified in Article II, Section 4 of the Company’s Bylaws (no later than February 19, 2022 in the case of the Company’s 2022 Annual Meeting). Such notice must be received by the Secretary of the Company at the Company’s principal executive offices as described above in this paragraph not later than ninety days prior to the anniversary date of the immediately preceding Annual Meeting. The shareholder’s notice must set forth, as to each matter of business proposed for consideration, a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the name and address, as they appear on the Company’s stock transfer records, of the proposing shareholder, the class and number of shares of the Company’s stock beneficially owned by the proposing shareholder, and any material interest of the proposing shareholder in the proposed business.

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OTHER MATTERS

The Board of Directors of the Company knows of no matters that will be presented for consideration at the meeting other than those set forth in this Proxy Statement. However, if any other matters are properly presented for action, it is the intention of the persons named in the proxy to vote on them in accordance with their best judgment.

For the Board of Directors
THE CATO CORPORATION

CHRISTIN J. REISCHE
Assistant Secretary

April 19, 2021

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APPENDIX A

THE CATO CORPORATION
2013 EMPLOYEE STOCK PURCHASE PLAN

AMENDED AND RESTATED AS OF APRIL 1, 2021

ARTICLE 1 Purpose of Plan

The purpose of The Cato Corporation 2013 Employee Stock Purchase Plan (as it may be amended and/ or restated from time to time, the “ESPP” or “Plan”) is to provide employees of The Cato Corporation (the “Company”) and its Subsidiaries with an opportunity to participate in the accumulation and potential appreciation of the Class A Common Stock, par value $0.03-1/3 per share (“Common Stock”), of the Company. The Company intends for the ESPP to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the ESPP shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

ARTICLE 2 Definitions

2.1	Board of Directors: The Board of Directors of the Company.

2.2	Code: Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall be deemed to include reference to applicable regulations or other authoritative guidance thereunder, and any amendments or successor provisions to such section, regulations or guidance.

2.3	Compensation: Regular base salary or wages, including overtime payments.

2.4	Compensation Committee or Committee: The Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee appointed by the Board of Directors to administer the Plan (or in the absence of such appointment, the Board of Directors itself). Members of the Committee shall not be eligible to participate in the Plan and shall be “non-employee directors” within the meaning of Section 16 and Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.5	Designated Enrollment Period: The period designated by the Company during which Eligible Employees may enroll in the ESPP before the beginning of each offering period (as described in Article 5.

2.6	Eligible Employee: An Employee of the Company or a Participating Subsidiary, subject to Section 6.

Notwithstanding the foregoing, the Committee may provide on a prospective basis prior to the beginning of an offering period that an Employee shall not be eligible to participate in the offering period if (a) such Employee is customarily employed for twenty (20) or less hours per week (or such lesser number of hours as specified by the Committee in its discretion); (b) such Employee is customarily employed for five (5) months or less in a calendar year (or such lesser period of time as specified by the Committee in its discretion); (c) such Employee has not been employed by the Company or a Participating Subsidiary for at least two (2) years (or such lesser period of time as specified by the Committee in its discretion); (d) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the ESPP would be prohibited under the laws of such jurisdiction or compliance with the laws of the foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code; or (e) such Employee does not meet such other eligibility requirements for the offering period that the Committee may establish consistent with Section 423 of the Code; provided that any such exclusion described in subsection (a), (b), (c), (d) or (e) shall be applied in an identical manner under each offering period to all Employees and in a manner that complies with Treasury Regulation Section 1.423-2(e).
A-1

2.7	Employee: An employee of the Company or a Participating Subsidiary. For purposes of the ESPP, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company (or applicable Participating Subsidiary) and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.8	Participating Subsidiary: Each Subsidiary of the Company, unless the Committee has designated that such Subsidiary shall not participate in the Plan or in an offering under the Plan. The Committee may, in its discretion, designate Subsidiaries that shall or shall not be Participating Subsidiaries from time to time, including entities that now exist as Subsidiaries or hereafter become Subsidiaries.

2.9	Subsidiary: A “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

ARTICLE 3 Original Effective Date; Restatement

3.1	The ESPP was adopted by the Committee on March 27, 2013 to be effective on October 1, 2013, subject to its approval by the Company’s shareholders in accordance with Section 423 of the Code within twelve months of the date of its adoption by the Committee. Shareholder approval of the ESPP was obtained at the Company’s 2013 Annual Meeting of Shareholders on May 23, 2013. Rights of Eligible Employees were conditioned upon shareholder approval of the Plan.

3.2	This amendment and restatement is a continuation of the ESPP and was adopted by the Committee on March 24, 2021 to be effective as of April 1, 2021, subject to approval by the Company’s shareholders at the Company’s 2021 Annual Meeting of Shareholders, and in any event, in accordance with Section 423 of the Code within twelve months of the date of its adoption by the Committee.

ARTICLE 4 Administration

4.1	The ESPP shall be administered by the Committee. Members of the Committee receive no additional compensation for administering the ESPP.

4.2	Subject to the provisions of the ESPP and relevant law, the Committee shall have complete authority, in its sole discretion, to supervise the administration of the ESPP and to control its operations including, but not by way of limitation, (a) to specify the purchase price, subject to Article 7 hereof, of shares to be purchased under the ESPP; (b) to construe and interpret the ESPP and to determine any question arising under or in connection with the administration or operation of the ESPP; (c) to prescribe, amend and rescind rules, regulations and procedures that it deems necessary for the administration of the ESPP; (d) to amend the ESPP to conform with relevant law; (e) to correct any defect, supply any omission and reconcile any inconsistency in the ESPP; (f) to determine any and all considerations affecting the eligibility of any Employee to become a participant or to remain a participant in the ESPP; (g) to determine the offering periods; (h) to determine which Subsidiaries shall be Participating Subsidiaries; (i) to decide all claims filed under the Plan; (j) to employ such brokers, counsel, agents, advisers and other services and service providers as it may deem necessary or appropriate in carrying out the provisions of the ESPP; (k) to delegate administrative responsibilities under the Plan; and (l) to make all other determinations and to do all other acts as it may deem necessary or advisable for the administration of the ESPP. The Committee’s determination on the foregoing matters shall be conclusive and binding. No member of the Committee or the Board of Directors shall be liable for any action or determination concerning the ESPP made in good faith.

4.3	Without limiting the generality of the foregoing and without regard to whether any participant’s purchase rights may be considered adversely affected, the Committee may, from time to time, consistent with the ESPP and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Committee, in its discretion, for the proper administration of the Plan, including, without limitation, to (a) establish a minimum contribution amount required for participation in an offering period; (b) amend, suspend, terminate or change the offering periods; (c) establish reasonable waiting and adjustment periods and/
A-2

or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with contribution amounts; (d) permit contributions greater than or less than the amount designated by a participant in order to adjust for a Participating Subsidiary’s delay or mistake in processing or otherwise effecting a participant’s election under the ESPP or as advisable to comply with the requirements of Section 423 of the Code; and (e) establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the ESPP.

ARTICLE 5 Offering Periods and Participation in the Plan

5.1	Offering Periods

Each ESPP offering period (the “offering periods” or “offering period”) is a six month period, commencing each October 1 and April 1. The initial offering period commenced on October 1, 2013 and ended on March 31, 2014. Subject to Section 423 of the Code, the Committee shall have the power to change the duration and effective dates of the offering periods, provided that no offering period may exceed twenty-seven (27) months in duration.

Notwithstanding the foregoing, the Committee determined that no offering period shall commence April 1, 2021. The first six-month offering period following adoption of this amendment and restatement of the ESPP shall commence October 1, 2021, subject to shareholder approval of this amendment and restatement of the ESPP prior to such date.

Shares also may be acquired under the ESPP in accordance with Article 17.

5.2	Participation in the Plan

(a) Enrollment

Purchase rights under the ESPP may be granted only to Eligible Employees of the Company or a Participating Subsidiary. Each Eligible Employee may elect to participate in the ESPP by completing and submitting an enrollment agreement in such form and in such manner as designated by the Company (which may, at the Company’s discretion, include electronic form) during the applicable Designated Enrollment Period for an offering period. An Eligible Employee may elect to allocate from 1% to 10%, in whole percentages, of his or her Compensation to be made through payroll deductions during each offering period to purchase shares through the ESPP. The Committee, in its discretion, may increase or decrease the maximum percentage contemplated by the immediately preceding sentence, without formal amendment of the ESPP, so long as the maximum percentage is a uniform percentage of Compensation for all participants.

Each Eligible Employee who has enrolled as a participant for an offering period shall be granted a right to purchase at the end of such offering period that number of shares of Common Stock (which may include a fractional share) determined by dividing the participant’s payroll deduction contributions accumulated (and not withdrawn) as of the end of the offering period by the applicable purchase price determined in accordance with Section 6.2, subject to the limitations set forth in Article 6. Unless purchase rights terminate earlier in connection with cancellation or cessation of participation, purchase rights shall terminate as of the end of the offering period to the extent not exercised to purchase shares of Common Stock.

To participate in the ESPP for the offering period beginning October 1, 2021, an Eligible Employee must affirmatively enroll during the Designated Enrollment Period as described above. Once enrolled, and providing that the Eligible Employee remains eligible for the ESPP and has not cancelled participation pursuant to the terms of the ESPP, the Eligible Employee’s participation and payroll deduction election will continue through ensuing offering periods unless the Eligible Employee cancels or changes such election via the designated change form in accordance with Section 5.2(b) and in such manner designated by the Company.
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An Eligible Employee may only enroll within the Designated Enrollment Period. An Employee who becomes an Eligible Employee after a Designated Enrollment Period is closed may enroll only during a subsequent Designated Enrollment Period.

The payroll deductions made for each participant shall be deposited with the general funds of the Company. The Company shall maintain bookkeeping accounts for recordkeeping purposes only that reflects a participant’s payroll deductions and the shares purchased under the ESPP. No interest shall accrue on any amounts of whatever nature that are credited to participant accounts under the ESPP unless otherwise required by applicable law.

Notwithstanding the foregoing, by enrolling in the ESPP, each participant also will be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Company, if the Company so determines. The Company also may provide for ESPP share accounts for each participant to be established by the Company or by an outside entity selected which is not a brokerage firm. The Company may require that shares be retained in such brokerage or ESPP share account for a designated period of time, and/or may establish procedures to permit tracking of dispositions of shares.

(b)	Cancellation

A participant may cancel his or her participation in the ESPP at any time. If a participant cancels his or her participation on or before March 15 or September 15 of the applicable offering period by submitting the designated form to the Company’s Human Resources Department (or other recipient designated by the Company), payroll deductions withheld during that offering period will be refunded to the Employee as soon as practicable. If a participant cancels his or her participation after March 15 or September 15 of the applicable offering period, such cancellation will not be effective for such offering period and the payroll deductions withheld during that offering period will be used to purchase Common Stock pursuant to Article 6. No interest will be paid on any amount refunded.

To reinstate his or her participation, the Eligible Employee must re-enroll during any subsequent Designated Enrollment Period.

If, during an offering period, a participant’s employment with the Company and the Participating Subsidiaries terminates for any reason and such termination occurs on or prior to March 15 or September 15, as the case may be, such participant’s participation in the ESPP shall be cancelled and payroll deductions withheld during that offering period will be refunded without interest to the individual as soon as practicable (or in the case of the participant’s death, to the person or persons entitled thereto under Section 9.3). If a participant’s employment terminates after March 15 or September 15 of the applicable offering period, such termination will not affect such offering period and the payroll deductions withheld during that offering period will be used to purchase Common Stock pursuant to Article 6.

(c)	Changes to payroll deduction elections, other than cancellation to the extent noted in Section 5.2(b) above, may be made only during the Designated Enrollment Periods. Such changes will be effective at the beginning of the offering period following such Designated Enrollment Period.

(d)	Notwithstanding the foregoing, the Company may suspend a participant’s payroll deductions under the ESPP as the Company deems advisable to avoid accumulating contributions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Common Stock permitted for an offering period or otherwise under the ESPP.

ARTICLE 6 Number of Shares, Price and Purchase of Common Stock

6.1	The number of shares of Common Stock available for purchase under the ESPP shall be five hundred thousand (500,000) shares (consisting of two hundred fifty thousand (250,000) shares as initially approved in 2013 and an additional two hundred fifty thousand (250,000) shares as approved in 2021), which shares may be issued over the term of the ESPP. If any right to purchase shares of Common Stock under the ESPP terminates or expires without being exercised, such shares shall again be available for
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purchase under the ESPP. The number of shares available for issuance under the ESPP is subject to adjustment as described in Section 10.1. The shares of Common Stock issuable under the ESPP may consist of authorized but unissued shares, treasury shares, or shares purchased on the open market.

6.2	The purchase price at which shares of Common Stock will be sold at the end of each ESPP offering period is 85% of the lower of the fair market value at (a) the beginning date of such offering period or (b) the ending date of such offering period. The fair market value of a share of Common Stock on a given date is the closing or last sale price on the New York Stock Exchange (or such other exchange on which the shares of Common Stock are then listed) for that date. If the offering period begins or ends on a day when the New York Stock Exchange (or such other exchange on which the shares of Common Stock are then listed) does not trade, the fair market value shall be determined by using the closing or last sale price on the last trading day immediately preceding the beginning or ending day of the offering period. If the Common Stock ceases to be listed for trading on the New York Stock Exchange (or another exchange), the fair market value of the Common Stock for a given date shall mean the value determined in good faith by the Committee in any manner that is permissible under Section 423 of the Code. Shares shall be purchased on behalf of participants as soon as practicable after the end of each offering period.

6.3	At the end of an offering period, the purchase rights of each participant whose participation has not been cancelled or otherwise terminated shall be automatically exercised to purchase shares of Common Stock. The number of shares (whole and fractional) purchased by each participant at the end of each offering period will be determined by dividing the purchase price as determined in accordance with Section 6.2 above into the amount of payroll deductions withheld and accumulated (and not withdrawn) for that participant during the offering period, subject to ESPP limitations detailed elsewhere in this Plan. However, the maximum number of shares of Common Stock purchasable by a participant for any such offering period shall not exceed one thousand (1,000) shares, subject to adjustment as described in Section 10.1.

6.4	If the number of shares elected to be purchased by participants for an offering period (based on their accumulated payroll deductions) or pursuant to Article 17 exceeds the aggregate number of shares available under the ESPP for the offering period or otherwise, the Company will reduce, pro rata, the number of shares available to each participant in as uniform a manner as shall be practicable and as it shall determine to be equitable among all participants for whom rights to purchase shares are to be exercised at the end of the offering period (or pursuant to Article 17). Excess payroll deductions will be refunded.

6.5	As soon as practicable after purchases have been made, the Company will credit the recordkeeping account of each participant for the applicable number of whole and fractional shares. Participants will periodically receive statements showing the number of shares (whole and fractional) credited to the account of the participant. Shares purchased pursuant to the ESPP may be evidenced in such manner as the Company may determine. To the extent applicable (for example, the number of shares that the participant may purchase is restricted by the $25,000 limitation described in Section 6.6(a) below), the excess of any payroll deductions withheld for an offering period that were not applied toward the purchase of Common Stock shall be returned to the participant, except that, if applicable, amounts representing a fractional share of Common Stock may be carried forward and applied during the next offering period.

Notwithstanding that fractional shares may be credited to a participant under the ESPP, no fractional shares may be issued under the ESPP.

6.6	Notwithstanding any other provisions of this ESPP:

(a) No participant shall have rights to purchase stock under the ESPP which permits his or her rights pursuant to this ESPP or any other plan maintained by the Company or any Subsidiary that constitutes an employee stock purchase plan within the meaning of Section 423 of the Code to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time such right is granted – e.g., the first day of the offering period) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.
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(b) An Employee who is otherwise an Eligible Employee shall not be permitted to participate and shall not have the right to purchase shares under the ESPP, if immediately after the grant of such right, such Employee would own stock and/or hold outstanding options or rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary. For this purpose, the attribution rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding options (including rights under this ESPP) shall be treated as stock owned by the Employee.

6.7	A participant may purchase shares under the ESPP only if such participant both is an Eligible Employee on the first day of the offering period and remains an Eligible Employee through March 15 or September 15, as the case may be, of the offering period. No participant shall have any of the rights of a shareholder with respect to shares purchased under the ESPP until the purchase price for such shares has been paid and the participant’s account has been credited with such purchased shares (as evidenced by the appropriate entry on the books of the Company, or, if applicable, other brokerage or share account with respect to the ESPP).

6.8	The participants in each offering under the ESPP shall have equal rights and privileges within the meaning of Section 423(b)(5) of the Code. Any provision of this ESPP which is inconsistent with Section 423 of the Code will, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423 of the Code.

ARTICLE 7 Holding Period/Withdrawal of Shares Held in the Plan

All shares of Common Stock purchased under the ESPP must be held for a minimum of one (1) year from the date of purchase, including shares resulting from adjustments made pursuant to Section 10.1. However, the foregoing one (1) year period shall not apply to shares of Common Stock that are purchased through the reinvestment of dividends in accordance with Article 18. In addition, the foregoing one (1) year holding period shall cease to apply upon the person’s death.

Subject to the one (1) year period described above (and any other holding period established by the Committee pursuant to the ESPP), a participant may withdraw all or any portion of the whole shares held in the participant’s account under the Plan by notifying the Company in such form and manner as designated by the Company. A participant may elect withdrawal of a portion or all of his or her whole shares held in the Plan in one of two ways: (a) delivery of the number of shares withdrawn may be made by issuance of certificates or by electronic or other means as arranged by the Company and pursuant to such procedures as established by the Company, the ESPP record keeper and/or the Company’s duly authorized transfer agent, or (b) the shares to be withdrawn may be liquidated in cash. Participants will be responsible for brokerage fees and costs, if any, associated with liquidation. The net proceeds of the sale (the total sales price of all shares of Common Stock sold less the costs of sale) will be distributed to the participant. Fractional shares will not be issued under the ESPP. Fractional share amounts will be paid in cash. Any written notice of withdrawal received after the record date for a cash dividend will not be effective until after the dividend is reinvested under the Plan.

Documentation evidencing shares purchased under the ESPP may contain such legends as the Company deems appropriate to reflect the restrictions of this Article 7.

ARTICLE 8 No Contract of Employment

Participation in the ESPP shall neither constitute a contract of employment nor convey to any employee any right to continue in the employment of the Company or any Subsidiary or to continue to be involved in any business in which the Company or any Subsidiary may engage. Neither the ESPP nor participation in the ESPP shall affect any right of the Company or any Participating Subsidiary to terminate the employment of an Employee with or without notice and with or without cause.
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ARTICLE 9 Employment Termination, Death, Disability, Retirement and Leaves of Absence

9.1	If a participant terminates employment with the Company and its Participating Subsidiaries for any reason, including death, disability or retirement, or no longer meets the eligibility requirements for any reason other than a period of leave of absence during which the participant remains an Eligible Employee, his or her account balance representing partial shares shall be paid in cash and whole shares shall be transitioned out of the participant’s account under the ESPP and evidenced by the issuance of stock certificates or by book entry or other certification with the Company’s duly authorized transfer agent in accordance with such procedures as established by the Company or the transfer agent; provided that such shares shall remain subject to the one (1) year holding period described in Article 7 (and any other holding period established by the Committee pursuant to the ESPP) to the extent not yet elapsed.

In accordance with Section 5.2(b), any accumulated payroll deductions for the offering period in which termination of employment occurs shall be returned to the participant (or in the case of the participant’s death, to the person or persons entitled thereto under Section 9.3) or applied to purchase shares of Common Stock at the end of such offering period depending on the date of such termination.

9.2	Subject to Section 423 of the Code, to the extent an Eligible Employee who is a participant for an offering period goes on an unpaid approved leave of absence during such offering period remains an Eligible Employee, the participant may remain in the ESPP for that period.

9.3	A participant may designate, in writing in such form and manner as designated by the Company, a beneficiary under the ESPP. In the event of a participant’s death, his or her designated beneficiary shall receive shares and cash in full repayment of the amounts credited to the participant’s account and cash for the accumulated payroll deductions, if any, for the current offering period (subject to Section 5.2(b)). In the case of a married participant who resides in a community property state, no party other than the participant’s spouse may be named as primary beneficiary without the written consent of the spouse. Such designation of beneficiary may be changed by the participant at any time by filing a new written designation in such form and manner as designed by the Company. A beneficiary designation form shall be valid only if it was filed with the Company at the prescribed location before the participant’s death. The Company may rely on the last designation of a beneficiary filed by a participant in accordance with the ESPP. In the absence of a validly designated beneficiary who is living at the time of the participant’s death, the account balance of a married participant will be paid to the participant’s spouse, and the account balance of an unmarried participant will be paid to the participant’s estate or, if no such executor or administrator has been appointed (to the knowledge of the Company), then to any one or more dependents or relatives of the Participant, or if no dependent or relative is known to the Company, then to such other person as the Company may designate.

9.4	Subject to Section 423 of the Code and the ESPP (including without limitation Section 6.8), the Committee shall have the discretion to make decisions about rights of participants and obligations of the ESPP in situations of death, disability, retirement, and leaves of absence and all decisions of the Committee shall be final and binding on all affected parties.

ARTICLE 10 Capital Changes

10.1	If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company, with or without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock consolidation, stock dividend, or similar event, then an appropriate, equitable and proportionate adjustment shall be made in the number and kind of shares or other securities which may be purchased under the ESPP, the maximum number of shares that may be purchased during an offering period, and the purchase price.

10.2	Adjustments under Section 10.1 hereof shall be made by the Committee, whose determination as to what equitable adjustments shall be made, and the extent thereof, shall be final and conclusive as to all affected parties; provided that no adjustment shall be made to the extent that such adjustment would cause the ESPP to fail to satisfy the requirements of Section 423 of the Code. No fractional shares shall be issued under the Plan on account of any such adjustment but total ownership balance (whole and fractional shares) will be considered for such adjustments.
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ARTICLE 11 Recordkeeping

11.1	The Company or the Committee may designate a record keeper or agent for the ESPP. All expenses of establishing and administering the ESPP will be paid by the Company without charge to participants, provided that any transfer or similar taxes applicable to a participant’s purchase of shares may be charged to the participant’s account. All brokerage fees and costs for the sale or transfer of shares by a participant shall be borne by the participant.

11.2	A statement will be provided to each participant as soon as practicable after the end of each offering period with certain information regarding the offering period, including purchase price and shares purchased.

ARTICLE 12 Restrictions on Assignment of Plan Rights

Rights to purchase shares of Common Stock under the Plan are not transferable by the participant other than, to the extent permitted by the Plan, by will or the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. Subject to the provisions hereof, a participant may not sell, pledge or otherwise assign or transfer his or her right to purchase shares under the Plan, his or her account under the Plan, or any cash or shares credited to such account. Amounts payable or shares credited pursuant to the Plan shall be paid or credited only to the participant or, in the event of the participant’s death, to the participant’s beneficiary pursuant to Section 9.3. A participant who desires to sell, pledge or otherwise assign or transfer shares in his or her account must withdraw such shares, subject to applicable holding periods and as otherwise provided in Article 7.

ARTICLE 13 Consent of Participants

Each participant shall be bound by the terms and conditions of the ESPP as such terms and conditions may be amended from time to time.

ARTICLE 14 Amendment or Termination of the Plan

The Committee shall have the right to amend, suspend or terminate the ESPP, in whole or in part, in its sole discretion at any time, without the approval of shareholders except as required by Section 423 of the Code or other applicable law or listing requirements. The ESPP shall terminate at 11:59 pm on September 30, 2026 (such that the offering period that ends on September 30, 2026 shall be the last offering period under the Plan) unless it has been previously terminated by the Committee.

ARTICLE 15 Taxation

Any taxes required by law to be withheld on account of the ESPP shall be deducted and withheld accordingly. A participant may become liable for taxes when she/he disposes of shares acquired through this ESPP. Neither the Company nor any Subsidiary shall be responsible for any effect that the ESPP may have on an individual’s taxes.

Although the Company may endeavor to qualify a right to purchase shares for favorable tax treatment under Section 423 of the Code or avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this ESPP. In addition, the Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on participants under the ESPP.

ARTICLE 16 Governing Law

The ESPP shall be construed in accordance with and governed by the laws of the State of Delaware (excluding the principles of conflict of law thereof) and Section 423 of the Code.
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ARTICLE 17 Dividends

Cash dividends will be paid on all shares of Common Stock held in each participant’s account under the Plan on the basis of full and fractional shares held in the account on the record dates for such dividends.

Following approval of this amendment and restatement of the ESPP by the Company’s shareholders at the Company’s 2021 Annual Meeting of Shareholders, cash dividend payments for Eligible Employees will be treated as additional contributions and reinvested to purchase additional shares of Common Stock under the ESPP, subject to Section 6.6, on the dividend payable date as determined by the Board of Directors at a price equal to 85% of the closing or last sale price of the Common Stock on the New York Stock Exchange (or such other exchange on which the shares of Common Stock are then listed) on the dividend payable date.

ARTICLE 18 Use of Funds

All payroll deductions and other amounts held by the Company under the ESPP may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such amounts unless otherwise required by applicable law. The ESPP is unfunded and shall not create nor be construed to create a trust or separate fund of any kind. Until the shares of Common Stock are purchased and issued, a participant will only have the rights of any unsecured general creditor of the Company and no right to vote or receive dividends or any other rights as a stockholder with respect to such shares of Common Stock.

ARTICLE 19 Notice of Disposition

The Company may require that participants promptly notify the Company in writing of any disposition or other transfer of any shares of Common Stock purchased in any offering period pursuant to the ESPP if such disposition occurs within two (2) years from the beginning date of such offering period or within one (1) year from the ending date of such offering period (the “Notice Period”). Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the participant in such disposition or other transfer. The Company may, at any time during the Notice Period, place a legend or legends on any certificate or other documentation representing shares acquired pursuant to the ESPP requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates or other documentation.

ARTICLE 20 Approvals and Listing

The granting and exercise of purchase rights and the issuance of shares of Common Stock under the Plan shall be subject to compliance with all requirements of applicable law with respect to such securities, including the requirements of any securities exchange or market system upon which the Common Stock may then be listed. In addition, the Company shall not be required to grant or allow the exercise of any purchase rights and the Company shall not be required to issue any shares of Common Stock under the Plan prior to (a) obtaining any required approval from the shareholders of the Company; (b) obtaining any approval from any governmental agency that the Company shall, in its discretion, determine to be necessary or advisable; (c) the admission of such shares of Common Stock to listing on any national securities exchange on which the Common Stock may be listed; and (d) the completion of any registration or other qualification of such shares of Common Stock under any state or federal law or ruling or regulation of any governmental or regulatory body that the Company shall, in its sole discretion, determine to be necessary or advisable. The Company may require that any participant make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement. Notwithstanding the foregoing, the Company shall not be obligated at any time to file or maintain a registration statement under the Securities Act of 1933, as amended, or to effect similar compliance under any applicable state laws with respect to the Common Stock that may be issued pursuant to this Plan.
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CLASS A COMMON STOCK

THE CATO CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John P. D. Cato and Christin J. Reische, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated on the reverse side of this card, all of the shares of Class A Common Stock of The Cato Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of The Cato Corporation to be held on May 20, 2021 and at any and all adjournments thereof. The Board recommends a vote FOR the following items:

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

THE CATO CORPORATION

May 20, 2021

CLASS A COMMON STOCK

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.catofashions.com/info/proxy.cfm

Please sign, date and mail
your vote authorization
form in the envelope
provided as soon as
possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
"FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	◯ John P. D. Cato ◯ Thomas E. Meckley ◯ Bailey W. Patrick

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To consider and vote upon a proposal to amend and restate The Cato Corporation 2013 Employee Stock Purchase Plan;	☐	☐	☐

3.	To approve, on an advisory basis, the Company’s executive compensation;	☐	☐	☐

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022.	☐	☐	☐

5.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 2, 3, 4 AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

THE CATO CORPORATION

May 20, 2021

CLASS A COMMON STOCK
PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.catofashions.com/info/proxy.cfm
↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
"FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	◯ John P. D. Cato ◯ Thomas E. Meckley ◯ Bailey W. Patrick

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To consider and vote upon a proposal to amend and restate The Cato Corporation 2013 Employee Stock Purchase Plan;	☐	☐	☐

3.	To approve, on an advisory basis, the Company’s executive compensation;	☐	☐	☐

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022.	☐	☐	☐

5.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 2, 3, 4 AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CLASS B COMMON STOCK

THE CATO CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John P. D. Cato and Christin J. Reische, and each of them, with full power of substitution, attorneys and proxies to appear and vote, as indicated on the reverse side of this card, all of the shares of Class B Common Stock of The Cato Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of The Cato Corporation to be held on May 20, 2021 and at any and all adjournments thereof. The Board recommends a vote FOR the following items:

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY SO AS TO INSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

THE CATO CORPORATION

May 20, 2021

CLASS B COMMON STOCK

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.catofashions.com/info/proxy.cfm

Please sign, date and mail
your vote authorization
form in the envelope
provided as soon as
possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
"FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	◯ John P. D. Cato ◯ Thomas E. Meckley ◯ Bailey W. Patrick

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To consider and vote upon a proposal to amend and restate The Cato Corporation 2013 Employee Stock Purchase Plan;	☐	☐	☐

3.	To approve, on an advisory basis, the Company’s executive compensation;	☐	☐	☐

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022.	☐	☐	☐

5.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 2, 3, 4 AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

THE CATO CORPORATION

May 20, 2021

CLASS B COMMON STOCK
PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.catofashions.com/info/proxy.cfm
↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
"FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:
NOMINEES:
☐	FOR ALL NOMINEES	◯ John P. D. Cato ◯ Thomas E. Meckley ◯ Bailey W. Patrick

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ⚫

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To consider and vote upon a proposal to amend and restate The Cato Corporation 2013 Employee Stock Purchase Plan;	☐	☐	☐

3.	To approve, on an advisory basis, the Company’s executive compensation;	☐	☐	☐

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2022.	☐	☐	☐

5.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 2, 3, 4 AND "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND REVOKES ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED.

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.